                                                                  Exhibit 99.2
                                                                  ------------



                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN




                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.




                                       AND




                          BOREL BANK AND TRUST COMPANY




                                  JUNE 27, 2001

                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE 1. DEFINITIONS...................................................     2

ARTICLE 2. TERMS OF MERGER...............................................     9

  2.1  Effect of Merger and Surviving Corporation........................     9
  2.2  Stock of Bank.....................................................     9
  2.3  Effect on BPFH Stock and Newco Stock..............................    10
  2.4  Rights as Shareholders; Stock Transfers...........................    10
  2.5  Fractional Shares.................................................    11
  2.6  Exchange Procedures...............................................    11
  2.7  Directors of Surviving Corporation................................    13
  2.8  Executive Officers of Surviving Corporation.......................    13
  2.9  Articles of Incorporation and Bylaws..............................    13
  2.10 Tax Consequences..................................................    13
  2.11 Accounting Treatment..............................................    13
  2.12 Treasury Shares...................................................    13
  2.13 Alternative Structure.............................................    13

ARTICLE 3. THE CLOSING...................................................    14

  3.1  Closing Date......................................................    14
  3.2  Execution of Agreements...........................................    14
  3.3  Further Assurances................................................    14

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BANK........................    14

  4.1  Incorporation, Standing and Power.................................    14
  4.2  Capitalization....................................................    14
  4.3  Subsidiaries......................................................    15
  4.4  Financial Statements..............................................    15
  4.5  Reports and Filings...............................................    15
  4.6  Agreements with Banking Authorities...............................    16
  4.7  Authority of Bank.................................................    16
  4.8  Insurance.........................................................    17
  4.9  Personal Property.................................................    17
  4.10 Real Estate.......................................................    18
  4.11 Litigation........................................................    18
  4.12 Taxes.............................................................    18
  4.13 Compliance with Laws and Regulations..............................    21
  4.14 Performance of Obligations........................................    23
  4.15 Employee..........................................................    23
  4.16 Brokers and Finders...............................................    23


                                      (i)

  4.17 Material Contracts................................................    23
  4.18 Certain Material Changes..........................................    25
  4.19 Licenses and Permits..............................................    26
  4.20 Undisclosed Liabilities...........................................    26
  4.21 Employee Benefit Plans............................................    26
  4.22 Corporate Records.................................................    29
  4.23 Accounting Records................................................    29
  4.24 Offices and ATMs..................................................    29
  4.25 Operating Losses..................................................    29
  4.26 Loan Portfolio....................................................    29
  4.27 Investment Securities.............................................    31
  4.28 Power of Attorney.................................................    31
  4.29 Facts Affecting Regulatory Approvals..............................    31
  4.30 Accounting and Tax Matters........................................    31
  4.31 Indemnification...................................................    31
  4.32 Community Reinvestment Act........................................    31
  4.33 Derivative Transactions...........................................    31
  4.34 Trust Administration..............................................    32
  4.35 Disclosure Documents and Applications.............................    32
  4.36 Intellectual Property.............................................    32
  4.37 Takeover Laws.....................................................    33
  4.38 Insider Loans; Other Transactions.................................    33
  4.39 Registration Obligation...........................................    33
  4.40 Stock Repurchase..................................................    33

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BPFH........................    33

  5.1  Incorporation, Standing and Power.................................    33
  5.2  Capitalization....................................................    34
  5.3  Authority.........................................................    35
  5.4  Subsidiaries......................................................    35
  5.5  Litigation........................................................    35
  5.6  [Intentionally omitted.]..........................................    36
  5.7  BPFH SEC Filings..................................................    36
  5.8  Brokers and Finders...............................................    36
  5.9  Licenses and Permits..............................................    36
  5.10 Facts Affecting Regulatory Approvals..............................    36
  5.11 Accounting and Tax Matters........................................    36
  5.12 Disclosure Documents and Applications.............................    36
  5.13 Nasdaq Listing....................................................    37
  5.14 Community Reinvestment Act........................................    37
  5.15 BPFH FRB Filings..................................................    37
  5.16 Accounting Records................................................    37
  5.17 Corporate Records.................................................    38
  5.18 Compliance with Laws and Regulations..............................    38

ARTICLE 6. COVENANTS OF BANK PENDING EFFECTIVE TIME OF THE MERGER........    38


                                      (ii)

  6.1  Limitation on Conduct Prior to Effective Time of the Merger.......    38
  6.2  Affirmative Conduct Prior to Effective Time of the Merger.........    42
  6.3  Access to Information.............................................    43
  6.4  Notices; Reports..................................................    44
  6.5  Bank Shareholders' Meeting........................................    44
  6.6  Certain Loans and Other Extensions of Credit......................    45
  6.7  Affiliate Agreements..............................................    45
  6.8  Takeover Laws.....................................................    46
  6.9  No Rights Triggered...............................................    46
  6.10 Coordination of Dividends.........................................    46
  6.11 D&O Coverage......................................................    46
  6.12 Competing Transactions............................................    46
  6.13 Executive Salary Continuation Agreements..........................    48

ARTICLE 7. COVENANTS OF BPFH PENDING EFFECTIVE TIME OF THE MERGER........    49

  7.1  Limitation on Conduct Prior to Effective Time of the Merger.......    49
  7.2  Affirmative Conduct of BPFH Prior to Effective Time of
       the Merger........................................................    49
  7.3  Access to Information.............................................    50
  7.4  Filings...........................................................    50
  7.5  Applications......................................................    50
  7.6  Blue Sky..........................................................    51
  7.7  Notices; Reports..................................................    51
  7.8  Removal of Conditions.............................................    51
  7.9  Stock Options.....................................................    51
  7.10 Reservation, Issuance and Registration of BPFH Stock..............    52
  7.11 Nasdaq Listing....................................................    52
  7.12 Executive Salary Continuation Agreements..........................    52
  7.13 BPFH Shareholders' Meeting........................................    52
  7.14 Organization of Newco.............................................    52

ARTICLE 8. ADDITIONAL COVENANTS..........................................    53

  8.1  Commercially Reasonable Efforts...................................    53
  8.2  Public Announcements..............................................    53
  8.3  Appointment of Directors..........................................    54
  8.4  Proxy Statement/Prospectus; Registration Statement;
       Other Filings.....................................................    54

ARTICLE 9. CONDITIONS PRECEDENT TO THE MERGER............................    55

  9.1  Shareholder Approval..............................................    55
  9.2  No Judgments or Orders............................................    55
  9.3  Regulatory Approvals..............................................    55
  9.4  Securities Laws...................................................    55
  9.5  Listing...........................................................    55
  9.6  Pooling of Interests..............................................    55


                                     (iii)

ARTICLE 10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANK..............    56

  10.1 Tax Opinion.......................................................    56
  10.2 Representations and Warranties; Performance of Covenants..........    56
  10.3 Authorization of Merger...........................................    56
  10.4 Officers' Certificate.............................................    56
  10.5 Absence of Certain Changes........................................    56

ARTICLE 11. CONDITIONS PRECEDENT TO OBLIGATIONS OF BPFH..................    57

  11.1  Representations and Warranties; Performance of Covenants.........    57
  11.2  Authorization of Merger..........................................    57
  11.3  Third Party Consents.............................................    57
  11.4  Absence of Certain Changes.......................................    57
  11.5  Officers' Certificate............................................    57
  11.6  Affiliate Agreements; Pooling Matters............................    58
  11.7  Employee Benefit Plans...........................................    58
  11.8  Dissenting Shares................................................    58
  11.9  Remediation......................................................    58
  11.10 Regulatory Approvals.............................................    58
  11.11 Executive Salary Continuation Agreements.........................    58

ARTICLE 12. EMPLOYEE BENEFITS............................................    58

  12.1 Employee Benefits.................................................    58

ARTICLE 13. TERMINATION..................................................    59

  13.1  Termination......................................................    59
  13.2  Effect of Termination............................................    61
  13.3  Force Majeure....................................................    61

ARTICLE 14. MISCELLANEOUS................................................    61

  14.1  Expenses.........................................................    61
  14.2  Notices..........................................................    62
  14.3  Successors and Assigns...........................................    63
  14.4  Counterparts.....................................................    63
  14.5  Effect of Representations and Warranties.........................    63
  14.6  Third Parties....................................................    63
  14.7  Lists; Exhibits; Integration.....................................    63
  14.8  Knowledge........................................................    63
  14.9  Governing Law....................................................    64
  14.10 Captions.........................................................    64
  14.11 Severability.....................................................    64
  14.12 Waiver and Modification; Amendment...............................    64
  14.13 Attorneys' Fees..................................................    64

                                      (iv)

                         INDEX OF EXHIBITS AND SCHEDULES


EXHIBIT      DESCRIPTION

A            Agreement of Merger
B            Form of Stock Option Agreement
C            List of Bank Shareholders Signing Shareholders' Agreement
D            Form of Shareholders' Agreement
E            Form of Affiliates Agreement


SCHEDULE     DESCRIPTION

4.2          Bank Option List
4.4          Financial Statements of Bank
4.5          Bank Filings List
4.7          Bank Conflicts and Consents List
4.8          Bank Insurance List
4.9          Bank Personal Property List
4.10         Bank Real Property List
4.11         Bank Litigation List
4.12         Bank Tax List
4.13         Bank Environmental Compliance List
4.17         Bank Contract List
4.18         Certain Material Changes of Bank
4.20         Bank Undisclosed Liabilities List
4.21         Bank Employee Plan List
4.25         Bank Operating Losses List
4.26         Bank Loan List
4.27         Bank Investment Securities List
4.31         Bank Indemnification List
4.33         Bank Derivatives List
4.36         Bank Intellectual Property List
4.38         Bank Insider Loans List
4.38(b)      Bank Insider Transaction List
6.1(i)       Acquisitions and Acquisition Agreements Prior to Effective Time
             of the Merger


                                      (v)

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 27th day of June, 2001, by and between BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation ("BPFH") and BOREL BANK & TRUST COMPANY, a California corporation ("Bank").

     WHEREAS, following the execution and delivery of this Agreement, BPFH shall take such action as is appropriate to form a subsidiary ("Newco") to be organized under the applicable California statute and to cause Newco to become a party to this Agreement, pursuant to which Newco shall merge with and into Bank;

     WHEREAS, the Boards of Directors of BPFH and Bank deem advisable and in the best interests of their respective corporations and shareholders that Newco merge with and into Bank (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (Bank, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     WHEREAS, the Boards of Directors of BPFH and Bank have approved the Merger pursuant to this Agreement and the Agreement of Merger by and between Bank and Newco (the "Agreement of Merger"), in substantially the form of EXHIBIT A attached hereto, pursuant to which Newco will merge with and into Bank and each outstanding share of Bank common stock, no par value ("Bank Stock"), excluding any Bank Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of BPFH common stock, $1.00 par value ("BPFH Stock"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, as an inducement to BPFH to enter into this Agreement, Bank desires to, and immediately after the execution and delivery hereof will, enter into a stock option agreement (the "Stock Option Agreement"), substantially in the form of EXHIBIT B, dated as of the date hereof with BPFH, pursuant to which Bank shall grant to BPFH an option to purchase shares of Bank Stock;

     WHEREAS, as an inducement to BPFH to enter into this Agreement, each of the shareholders of Bank listed on EXHIBIT C hereto has agreed to support the Merger and will enter a Shareholders' Agreement, substantially in the form of EXHIBIT D, pursuant hereto;

     WHEREAS, as an inducement to BPFH to enter into this Agreement, the Affiliates (as defined herein) of Bank shall have executed and delivered agreements substantially in the form of EXHIBIT E concurrently with the execution of this Agreement; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

     "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

     "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

     "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

     "Average Closing Price" means the average of the daily closing price of a share of BPFH Stock reported on the Nasdaq National Market System during the thirty (30) consecutive trading days ending at the close of trade on the Determination Date.

     "BBI" means the Massachusetts Board of Bank Incorporators.

     "BKX Average Index" the average of the BKX Index for the thirty (30) consecutive NYSE trading days ending on the Determination Date.

     "BKX Index" means the Philadelphia/KBW Bank Index, as quoted on Bloomberg under the symbol "BKX."

     "BKX Starting Index" means the average of the BKX Index for the thirty (30) consecutive NYSE trading days ending on the last NYSE trading day prior to the first public announcement of the Merger.

     "BPFH 401(k) Plan" means the BPFH 401(k) Profit Sharing Plan.

     "BPFH Acquisition Transaction" has the meaning set forth in Section 7.1(e).

     "BPFH Confidentiality Agreement" means the Confidentiality Agreement by and between Bank and BPFH dated as of June 18, 2001.

     "BPFH Deferred Compensation Plan" means the BPFH Deferred Compensation
Plan.

     "BPFH FRB Filings" has the meaning set forth in Section 5.15.

     "BPFH Ratio" means the quotient obtained by dividing the Average Closing Price by the Starting Price.

     "BPFH SEC Reports" means the forms, reports and documents with the SEC since and including the Annual Report on Form 10-K of BPFH for its fiscal year ended December 31, 2000 and the Quarterly Report on Form 10-Q of BPFH for the quarter ended March 31, 2001 required to be filed by BPFH under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

     "BPFH Stock" has the meaning set forth in the second recital of this Agreement.

     "BPFH Stock Option" means any option issued pursuant to the BPFH Stock Option Plan.

     "BPFH Stock Option Plan" means the BPFH 1988 Employee Incentive Stock Option Plan, as amended.

     "BPFH Subsidiaries" means each of the Subsidiaries described on Exhibit
21.1 of BPFH's 10-K for the year ended December 31, 2000.

     "BPFH Supplied Information" has the meaning set forth in Section 5.12.

     "Benefit Arrangements" has the meaning set forth in Section 4.21(b).

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Bank 401(k) Plan" means the Bank 401(k) Plan.

     "Bank Conflicts and Consents List" has the meaning set forth in
Section 4.7.

     "Bank Contract List" has the meaning set forth in Section 4.17.

     "Bank Derivatives List" has the meaning set forth in Section 4.33.

     "Bank Dissenting Shares" means any shares of Bank Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "Bank Employee Plan List" has the meaning set forth in Section 4.21(a).

     "Bank Environmental Compliance List" has the meaning set forth in Section 4.13(b).

     "Bank Filings" has the meaning set forth in Section 4.5.

     "Bank Filings List" has the meaning set forth in Section 4.5.

     "Bank Indemnification List" has the meaning set forth in Section 4.31.

     "Bank Insider Transactions List" has the meaning set forth in Section 4.38.

     "Bank Insurance List" has the meaning set forth in Section 4.8.

     "Bank Intellectual Property List" has the set forth in Section 4.36.

     "Bank Investment Securities List" has the meaning set forth in
Section 4.27.

     "Bank List" means any list required to be furnished by Bank to BPFH herewith.

     "Bank Litigation List" has the meaning set forth in Section 4.11.

     "Bank Loan List" has the meaning set forth in Section 4.26.

     "Bank Offices List" has the meaning set forth in Section 4.24.

     "Bank Operating Losses List" has the meaning set forth in Section 4.25.

     "Bank Perfected Dissenting Shares" means Bank Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as Bank Dissenting Shares.

     "Bank Personal Property List" has the meaning set forth in Section 4.9.

     "Bank Property" has the meaning set forth in Section 4.13(b).

     "Bank Real Property List" has the meaning set forth in Section 4.10.

     "Bank Regulator" shall mean and include, any pertinent federal or state Governmental Entity changed with the supervision of banks or bank holding companies or engaged in the insurance of bank deposits, including without limitation, the FRB, the FDIC and the DFI.

     "Bank Shareholders' Meeting" means the meeting of Bank's shareholders referred to in Section 6.5.

     "Bank Stock" has the meaning set forth in the second recital of this Agreement.

     "Bank Stock Option" means any option to purchase capital stock of Bank, including without limitation, options issued pursuant to the Bank Stock Option Plans.

     "Bank Stock Option Plans" means the Bank 1989 Stock Option Plan and the Bank 1998 Stock Option Plan.

     "Bank Supplied Information" has the meaning set forth in Section 4.35.

     "Bank Tax List" has the meaning set forth in Section 4.12.

     "Bank Undisclosed Liabilities List" has the meaning set forth in
Section 4.20.

     "Business Day" means any day other than a (i) Saturday, (ii) Sunday or
(iii) day on which a bank chartered under the laws of the State of California is closed.

     "CFC" means the California Financial Code.

     "CGCL" has the meaning set forth in the first recital of this Agreement.

     "Ceiling Price" has the meaning set forth in Section 2.2(a).

     "Classified Credits" has the meaning set forth in Section 6.6.

     "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Lillick & Charles, Two Embarcadero Center, Suite 2700, San Francisco, California, 94111 or at such other place as the parties may agree upon.

     "Closing Date" means: (A) the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of Bank, (ii) the receipt or waiver of all permits, authorizations, approvals and consents specified in Section 9.3 hereof and (iii) the expiration of all applicable waiting periods under the law or (B) such other date to which the parties may agree. Notwithstanding the foregoing, if in the good faith judgment of BPFH the Closing would (a) interfere with or affect any financing, acquisition or other significant transaction being contemplated by BPFH, whether or not a final determination has been made to undertake such transaction, or (b) BPFH has a bona fide business purpose for delaying the Closing, BPFH will have the right to delay the Closing for a period of not more than 60 Business Days from the date which would otherwise be the Closing Date as determined by the first sentence of this paragraph, except that in no event shall the Closing Date occur after March 31, 2002, unless the parties hereto shall otherwise mutually agree.

     "Code" has the meaning set forth in the sixth recital of this Agreement.

     "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

     "Competing Transaction" has the meaning set forth in Section 6.12(a).

     "Conversion Ratio" has the meaning set forth in Section 2.2(a).

     "Covered Person" has the meaning set forth in Section 4.31.

     "DFI" means the Department of Financial Institutions of the State of California.

     "Dain Rauscher Agreement" means the letter agreement dated November 17, 2000 between Bank and Dain Rauscher Wessels Equity Capital Markets, a division of Dain Rauscher Incorporated.

     "Determination Date" means the third Nasdaq National Market trading day preceding the Effective Time of the Merger.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State.

     "Employee Plans" has the meaning set forth in Section 4.21(a).

     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.13(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliates" has the meaning set forth in Section 4.21(a).

     "ESOP" means the Bank Employee Stock Ownership Plan.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Boston Equiserve.

     "Exchange Fund" has the meaning set forth in Section 2.6(a).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Financial Statements of Bank" means the audited financial statements of Bank consisting of the balance sheets as of December 31, 1998, 1999 and 2000, the related statements of income, shareholders' equity and cash flows for the years then ended and related notes thereto and related opinions thereon for the years then ended and Bank's unaudited balance sheets and statements of income and cash flows as of and for the three month period ended March 31, 2001.

     "Financial Statements of BPFH" means the audited consolidated financial statements of BPFH consisting of the consolidated balance sheets as of December 31, 1998, 1999 and 2000, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and BPFH's unaudited consolidated balance sheets and consolidated statements of operations and cash flows as of and for the three month period ended March 31, 2001.

     "Floor Price" has the meaning set forth in Section 2.2(a).

     "GAAP" means generally accepted accounting principles consistently applied.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative or regulatory authority, agency or instrumentality.

     "Hazardous Materials" has the meaning set forth in Section 4.13(b).

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "Index Ratio" means (i) the quotient of (A) the BKX Average Index divided by (B) the BKX Starting Index, minus (ii) 0.15.

     "Insurance Policy" has the meaning set forth in Section 6.2(o).

     "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

     "IRS" means the Internal Revenue Service.

     "KPMG" means KPMG LLP, Bank's independent auditors and accountants.

     "KPMG Mass" means KPMG LLP, BPFH's independent public accountants.

     "Loans" has the meaning set forth in Section 4.26.

     "Material Adverse Effect" means a material adverse effect on the business, financial condition, results of operations or prospects of Bank.

     "Merger" has the meaning set forth in the recitals of this Agreement.

     "Merger Consideration" means the consideration each respective Bank shareholder is entitled to receive pursuant to Sections 2.2 and 2.4 in exchange for the Bank Stock held by such shareholder.

     "New Certificates" has the meaning set forth in Section 2.6(a).

     "Newco Stock" means the common stock of Newco.

     "Old Certificates" has the meaning set forth in Section 2.6(a)

     "Operating Loss" has the meaning set forth in Section 4.25.

     "Original Bank Board" has the meaning set forth in Section 6.13.

     "Per Share Purchase Price has the meaning set forth in Section 2.2(a).

     "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

     "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is included as part of the Registration Statement (as defined herein) and used to solicit proxies for the Bank Shareholders' Meeting and to offer and sell the shares of BPFH Stock to be issued in connection with the Merger.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Registration Statement" means the Registration Statement on Form S-4 or other appropriate form, and such amendments thereto, that is filed with the SEC to register the shares of BPFH Stock to be issued in the Merger under the Securities Act and to clear use of the Proxy Statement and Prospectus in connection with the Bank Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

     "Scheduled Contracts" has the meaning set forth in Section 4.17.

     "SEC" means the Securities and Exchange Commission.

     "Secretary of State" means the Secretary of State of the State of California.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Starting Price" means $20.34.

     "Stock Option Agreement" has the meaning set forth in the third recital of this Agreement.

     "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

     "Takeover Laws" shall mean any "moratorium," "business combination," "control share," "fair price" or other takeover defense laws and regulations of California.

     "Tanks" has the meaning set forth in Section 4.13(b).

     "Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

     "Transaction Documents" means the Agreement and all exhibits thereto including the voting agreement, Agreement of Merger, Affiliate's Agreement, Stock Option Agreement and any and all ancillary documents to any of the foregoing.

     "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                   ARTICLE 2.

                                 TERMS OF MERGER

     2.1 EFFECT OF MERGER AND SURVIVING CORPORATION. At the Effective Time of the Merger, Newco will be merged with and into Bank, the separate corporate existence of Newco shall cease and Bank shall survive and continue its corporate existence under the laws of the State of California as a wholly owned subsidiary of BPFH, pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. The parties shall prepare and execute the requisite officer's certificates in order to comply in all respects with the requirements of the CGCL and with the provisions of this Agreement. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Newco and Bank shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of Newco and Bank, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of Newco and Bank and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either Newco or Bank shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Newco and Bank shall be preserved unimpaired and all debts, liabilities and duties of Newco and Bank shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2 STOCK OF BANK. Subject to Section 2.4, each share of Bank Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of Bank or the holders of such shares, be treated on the basis set forth herein.

          (a) CONVERSION OF BANK STOCK. At the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of Bank Stock excluding any treasury shares and Bank Perfected Dissenting Shares shall, without any further action on the part of Bank or the holders of any such shares, be automatically canceled and cease to be an issued and outstanding share of Bank Stock and be converted into shares of BPFH Stock (the "Conversion Ratio") as follows and shall be subject to any adjustment pursuant to Section 13.1(j):

               (i) if the Average Closing Price is greater than $22.37 (such number, the "Ceiling Price"), then the Conversion Ratio shall be equal to the quotient of the Per Share Purchase Price DIVIDED BY the Ceiling Price;

               (ii) if the Average Closing Price is less than $16.68 (such number, the "Floor Price"), then the Conversion Ratio shall be equal to the Per Share Purchase Price DIVIDED BY the Floor Price; and

               (iii) if the Average Closing Price is greater than or equal to the Floor Price and less than or equal to the Ceiling Price, then the Conversion Ratio shall be equal to the quotient of the Per Share Purchase Price DIVIDED BY the Average Closing Price.

"Per Share Purchase Price" means $37.50; PROVIDED that the Per Share Purchase Price shall be reduced in order to take into account the contingent liabilities resulting from the litigation described in SCHEDULE 4.11 and, as a result, the total number of shares of BPFH Stock into which the Bank Stock shall be converted shall be reduced such that the Per Share Purchase Price shall equal the higher of (A) $37.50 MINUS the quotient of (i) 50% of the aggregate cost of the Insurance Policy contemplated by Section 6.2(o) DIVIDED BY (ii) the number of shares of Bank Stock outstanding immediately prior to the Effective Time, and
(B) $37.00; PROVIDED FURTHER that in the event the Insurance Policy has not been obtained at or prior to the Effective Time for any reason, then the Per Share Purchase Price shall equal $37.00 unless BPFH determines that the Insurance Policy shall not be necessary to take into account such contingent liabilities, in which case the Per Share Purchase Price shall equal $37.50.

Notwithstanding the foregoing, if BPFH delays the Closing in accordance with the definition of Closing Date set forth in Article 1, the Conversion Ratio applicable to the conversion of each share of Bank Stock shall be the higher of
(i) the Conversion Ratio calculated as if the Effective Time of the Merger had occurred in the absence of such delay or (ii) the Conversion Ratio calculated in accordance with the actual Effective Time of the Merger, taking into consideration such delay.

          (b) BANK PERFECTED DISSENTING SHARES. Bank Perfected Dissenting Shares shall not be converted into shares of BPFH Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of Bank Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

          (c) DIVIDENDS, ETC. If, prior to the Effective Time of the Merger, BPFH shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the BPFH Stock, or make a distribution on the BPFH Stock in any security convertible into BPFH Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

     2.3 EFFECT ON BPFH STOCK AND NEWCO STOCK.

          (a) EFFECT ON BPFH STOCK. At the Effective Time of the Merger, each outstanding share of BPFH shall not be converted or otherwise affected by the Merger.

          (b) EFFECT ON NEWCO STOCK. Each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, be automatically converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

     2.4 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Bank Stock shall cease to be, and shall have no rights as shareholders of Bank, other than to receive the Merger Consideration provided under this Article
2. After the Effective Time, there shall be no transfers recorded on the stock transfer books of Bank of shares of Bank Stock, other than transfers of Bank Stock that have occurred prior to the Effective Time.

     2.5 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of BPFH Stock, and no certificates or scrip therefore, or other evidence of ownership thereof, shall be issued in the Merger. In lieu thereof, each holder of Bank Stock who would otherwise be entitled to receive a fractional share of BPFH Stock (after aggregating all certificates for Bank Stock delivered by such holder) shall receive an amount in cash (without interest), calculated to the nearest cent, determined by multiplying (a) such fraction by (b) the closing price of BPFH Stock reported on the Nasdaq National Market System on the Business Day immediately preceding the Closing Date. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     2.6 EXCHANGE PROCEDURES.

          (a) As of the Effective Time of the Merger, BPFH shall have deposited with the Exchange Agent for the benefit of the holders of shares of Bank Stock, for exchange in accordance with this Section 2.6 through the Exchange Agent, certificates representing the shares of BPFH Stock issuable pursuant to Section 2.2 ("New Certificates") in exchange for certificates representing the shares of Bank Stock outstanding immediately prior to the Effective Time of the Merger ("Old Certificates"), and an estimated amount of cash to be paid in lieu of fractional shares of BPFH Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section 2.5 of this Agreement (such cash (without any interest thereon) and New Certificates, collectively, the "Exchange Fund").

          (b) BPFH shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record (excluding holders of Bank Perfected Dissenting Shares) of an Old Certificate or Certificates whose shares were converted into the right to receive shares of BPFH Stock pursuant to Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent and shall be in such form and have such other provisions as BPFH and Bank may reasonably specify), shall be in such form and have such other provisions as BPFH and Bank may reasonably specify), and (ii) instructions for use in effecting the surrender of the Old Certificates in exchange for the New Certificates. Upon surrender of an Old Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by BPFH, together with such letter of transmittal, duly executed, the holder of such Old Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of BPFH Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.5 hereof, and the Old Certificate so surrendered shall forthwith be canceled. In the event an Old Certificate is surrendered, the transfer of ownership of which is not registered in the transfer records of Bank, a New Certificate representing the proper number of shares may be issued to a transferee if the Old Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6, each Old Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the New Certificate and cash in lieu of any fractional shares of stock as contemplated by this Section 2.6. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Bank Stock should be unable to surrender the Old Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to BPFH and shall be entitled to receive the New Certificate representing the proper number of shares of BPFH Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and 2.5 hereof.

          (c) No dividends or other distributions declared or made with respect to BPFH Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Old Certificate with respect to the shares of BPFH Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
     Section 2.5 until the holder of record of such Old Certificate shall surrender such Old Certificate. Subject to the effect of applicable laws, following surrender of any such Old Certificate, the record holder thereof, shall be entitled to receive, without interest thereon, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of BPFH Stock to which such holder is entitled pursuant to Section
     2.5 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of BPFH Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of BPFH Stock.

          (d) All shares of BPFH Stock issued upon the surrender for exchange of Bank Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Bank Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Bank Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Old Certificates are presented to BPFH for any reason, they shall be canceled and exchanged as provided in this Agreement.

          (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of Bank following the passage of six months after the Effective Time of the Merger shall be delivered to BPFH and any shareholders of Bank who have not theretofore complied with this Section
     2.6 shall thereafter look only to BPFH for payment of their claim for BPFH Stock, any cash in lieu of fractional shares of BPFH Stock and any unpaid dividends or distributions with respect to BPFH Stock, in each case, without any interest thereon.

          (f) Notwithstanding the provisions of this Section 2.6, neither the Exchange Agent nor any party hereto or any affiliate thereof, shall be liable to any former holder of shares of Bank Stock for any amounts of shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of BPFH Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of BPFH Stock for the account of the Persons entitled thereto.

          (h) Certificates surrendered for exchange by any Person constituting an "Affiliate" of Bank for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of BPFH Stock until BPFH has received a written agreement from such person as provided in Section 6.7.

     2.7 DIRECTORS OF SURVIVING CORPORATION. Immediately after the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of Bank immediately prior to the Effective Time of the Merger, as well as three (3) additional directors designated by BPFH. Immediately after the Effective Time of the Merger, the Board of Directors of BPFH shall be comprised of the persons serving as directors of BPFH immediately prior to the Effective Time of the Merger and one member of Bank's Board of Directors designated by Bank and reasonably acceptable to BPFH. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

     2.8 EXECUTIVE OFFICERS OF SURVIVING CORPORATION. Immediately after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of Bank immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

     2.9 ARTICLES OF INCORPORATION AND BYLAWS. The Agreement of Merger shall provide that, at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Bank, as amended and as such Articles of Incorporation may be amended in accordance with Section 6.1(d), and set forth in the Agreement of Merger or any certificate of amendment filed prior to the Effective Time of the Merger; provided, however, that Articles 6, 7 and 9 in Bank's Articles of Incorporation, as amended, will be deleted. The bylaws of the Surviving Corporation shall be the bylaws of Bank, as amended, at the Effective Time of the Merger, as may be amended in accordance with Section 6.1(d) prior to the Effective Time of the Merger.

     2.10 TAX CONSEQUENCES. It is intended that the Merger be consummated pursuant to a plan which qualifies as a reorganization under Section 368(a) of the Code. This Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

     2.11 ACCOUNTING TREATMENT. It is intended that the Merger be accounted for as a "pooling of interests" under GAAP.

     2.12 TREASURY SHARES. Each of the shares of Bank Stock constituting Treasury Shares immediately prior to the Effective Time of the Merger shall be canceled and retired at the Effective Time of the Merger and no consideration shall be issued in exchange therefor.

     2.13 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement prior to the Effective Time, BPFH shall be entitled to revise the structure of the Merger and the other transactions contemplated hereby and thereby, subject to the approval of Borel, PROVIDED, that (i) there are no material adverse federal or state income tax consequences to the Bank and its shareholders as a result of the modification; (ii) the consideration to be paid to the Bank shareholders under this Agreement is not thereby changed in kind or reduced in amount; (iii) such modification will not be likely to jeopardize receipt of any required regulatory approvals relating to the consummation of the Merger; and
(iv) such modification does not materially adversely affect the composition of the directors and executive officers of the Surviving Corporation as set forth in Section 2.7 and 2.8. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

                                   ARTICLE 3.

                                   THE CLOSING

     3.1 CLOSING DATE. The Closing shall take place on the Closing Date.

     3.2 EXECUTION OF AGREEMENTS. As soon as practicable after execution of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State as required by applicable law and regulations.

     3.3 FURTHER ASSURANCES. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF BANK

     Bank represents and warrants to BPFH as follows:

     4.1 INCORPORATION, STANDING AND POWER. Bank is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California and is authorized by the DFI to conduct a general banking business. Bank's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Bank has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Bank nor the location of any of its properties requires that Bank be licensed or qualified to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a Material Adverse Effect on Bank. Bank has delivered to BPFH true, complete and correct copies of its Articles of Incorporation and Bylaws, as amended, and are in full force and effect as of the date hereof.

     4.2 CAPITALIZATION. As of March 31, 2001, the authorized capital stock of Bank consists of 8,000,000 shares of Bank Stock, of which 2,939,076 shares are outstanding and no additional shares have been issued since such date except in respect of options listed below, and

1,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of Bank Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date hereof, there were 147,498 shares of Bank Stock reserved for issuance upon exercise of outstanding Bank Stock Options. Except for Bank Stock Options set forth on the Bank Option List (as defined herein), there are no outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for Bank to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Bank Stock or any other equity security of Bank or other rights in or with respect to the unissued shares of Bank Stock nor any securities convertible into such stock, and Bank is not obligated to issue, sell or deliver any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive shares of such stock. A list, as of the date hereof, (the "Bank Option List") setting forth the name of each holder of a Bank Stock Option, the number of shares of Bank Stock covered by each such option, the vesting schedule of such option, the exercise price per share, the date of grant and the expiration date of each such option, is set forth on
SCHEDULE 4.2.

     4.3 SUBSIDIARIES. Bank does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

     4.4 FINANCIAL STATEMENTS. A copy of the Financial Statements of Bank is attached hereto as SCHEDULE 4.4. The Financial Statements of Bank: (a) present fairly the financial condition of Bank as of the respective dates indicated and its financial position and results of operations and changes in cash flows, and changes in shareholders' equity of Bank for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as set forth on SCHEDULE 4.4); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of Bank. Each of the Financial Statements of Bank including the notes thereto, made available to BPFH comply, and the financial statements prepared after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of Bank have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

     4.5 REPORTS AND FILINGS. Except as set forth on SCHEDULE 4.5 (the "Bank Filings List"), since January 1, 1998, Bank timely filed and subsequent to the date hereof, will timely file, all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto (collectively, "Bank Filings"), that were required to be filed with (a) the FDIC, (b) the DFI, (c) the FRB, and (d) any other applicable Governmental Entity, including taxing authorities, except as set forth on SCHEDULE 4.5. Bank has paid all fees and assessments due and payable in connection with any of the Bank Filings. No Bank Regulator has initiated any proceeding or investigation into the business or operations of Bank. No administrative actions have been taken or orders issued in connection with such Bank Filings. As of their respective dates, each of such Bank Filings complied and with respect to filings made after the date hereof will, at the date of filing, comply (y) in all material respects with all laws, rules and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and did not contain and with respect to filings made after the date hereof will not, at the date of filing, contain (z) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such Bank Filings fairly presented the financial position of Bank and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. Bank has furnished or made available to BPFH true and correct copies of all Bank Filings filed by Bank since January 1, 1998.

     4.6 AGREEMENTS WITH BANKING AUTHORITIES. Bank is not a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is not subject to any order or directive specifically naming or referring to Bank, has not been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and Bank has not received written notification from any such federal or state governmental entity that it may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order. Bank has not been informed by any Bank Regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission. Bank is not a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Bank is entitled to receive financial assistance or indemnification from any governmental agency.

     4.7 AUTHORITY OF BANK. Bank has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Bank of this Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of Bank of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Bank. The Board of Directors of Bank has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the shareholders of Bank for approval at a meeting of such shareholders. This Agreement has been duly and validly executed and delivered by Bank. This Agreement is, and each of the Transaction Documents will be upon due execution and delivery by the respective parties thereto, a valid and binding obligation of Bank enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth on SCHEDULE 4.7

(the "Bank Conflicts and Consents List"), neither the execution and delivery by Bank of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by Bank with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Bank is a party, or by which Bank or any of its properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Bank; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Bank or any of their respective properties or assets. Except as set forth in the Bank Conflicts and Consents List, no waiver of, consent of, approval of, notice to or filing or registration with any Governmental Entity having jurisdiction over any aspect of the business or assets of Bank, and no waiver of, consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Bank of this Agreement and the Agreement of Merger, the consummation by Bank of the Merger or the transactions contemplated hereby or thereby, or compliance by Bank with any of the provisions hereof or thereof, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the holders a majority of the outstanding shares of Bank; (ii) such approvals as may be required by the FRB, the FDIC and the DFI; (iii) the filing of the Proxy Statement and Prospectus and Registration Statement with the SEC and the FDIC; (iv) the filing of the Agreement of Merger with the Secretary of State; and (v) such approvals as may be required for the inclusion on the Nasdaq National Market System of the BPFH Stock to be issued in the Merger.

     4.8 INSURANCE. Bank has policies of insurance and bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth on SCHEDULE 4.8 (the "Bank Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the Bank Insurance List, Bank is not in default under any such policy or bond and all material claims or required notices thereunder have been filed or made in a timely fashion. Set forth in the Bank Insurance List is a list of all policies of insurance carried and owned by Bank showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to BPFH a copy of each such policy of insurance.

     4.9 PERSONAL PROPERTY. Bank has good and marketable title to all of its material properties and assets, other than real property, owned or stated to be owned by Bank, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of Bank; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Bank; or (e) as set forth on SCHEDULE 4.9 (the "Bank Personal Property List.")

     4.10 REAL ESTATE. A list of real property, including leaseholds and all other interests in real property owned by Bank (other than real estate in which Bank has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise or properties held by Bank in a fiduciary capacity as a trustee or otherwise) (the "Bank Real Property List") is set forth on
SCHEDULE 4.10. Except as set forth in the Bank Real Property List, Bank has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the Bank Real Property List. Bank has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the Bank Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the Bank Real Property List. Valid policies of title insurance have been issued insuring Bank's fee simple title or leasehold estate, as the case may be, to its real property in amounts which are at least equal to the purchase price thereof paid by it therefor. Except as does not, or would not reasonably be expected to, have a Material Adverse Effect, Bank has not received any written or published notice to the effect that (a) any condemnation or rezoning proceedings are pending or threatened with respect to any of its real property or (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation, or use of any buildings or other improvements on any of its real property or by the continued maintenance, operation, or use of the parking areas associated with any of Bank's real property. All of the real properties, leasehold improvements, and items of equipment owned, leased, or licensed by Bank, or in which any of these parties hold an interest, are, to the best of its knowledge, in good maintenance, repair, and operating condition, ordinary wear and tear excepted, are adequate for the purposes for which they are now being or are anticipated to be used, and are free from any material defects. Also, Bank is not in default under any of its material leases of real property and the consummation of the transactions contemplated hereby will not result in a default under any of such leases. Bank has furnished BPFH with true and correct copies of all leases included in the Bank Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the Bank Real Property List.

     4.11 LITIGATION. Except as set forth on SCHEDULE 4.11 (the "Bank Litigation List"), there is no private or governmental suit, claim, action, proceeding or investigation of any nature pending, nor to Bank's knowledge threatened, against Bank or against any of its directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any assets of Bank which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect, or challenging the validity or propriety of the transactions contemplated hereby, or which may involve a judgment against Bank in excess of $250,000. Also, except as disclosed in the Bank Litigation List, there are no material judgments, decrees, stipulations, injunctions, rules, awards or orders against Bank or enjoining its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     4.12 TAXES

          (a) Except as set forth on SCHEDULE 4.12 (the "Bank Tax List"), (i) all Tax Returns required to be filed by or on behalf of Bank or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes due and payable by or on behalf of Bank, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied in the Financial Statements of Bank, and adequate reserves or accruals for Taxes have been provided in the Financial Statements of Bank with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with, nor has such agreement, waiver, document or other agreement been requested by any taxing authority by or on behalf of Bank or any Affiliated Group(s) of which any of them is or was a member.

          (b) Bank has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) BPFH has received complete copies of (i) all income or franchise Tax Returns of Bank relating to the taxable periods since January 1, 1998 and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to Bank with respect to its income, assets or operations.

          (d) Except as set forth in the Bank Tax List, no written claim has been made by a taxing authority in a jurisdiction where Bank does not file an income or franchise Tax Return such that Bank is or may be subject to taxation by that jurisdiction.

          (e) Except as set forth in the Bank Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including Bank have been fully paid, and there are no other audits or, to the best of Bank's knowledge, no other investigations by any taxing authority in progress, nor has Bank received any written notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and
     (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against Bank for any subsequent taxable period that could be material.

          (f) Except as set forth in the Bank Tax List, neither Bank nor any other Person on behalf of Bank has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Bank; (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Bank or has any knowledge that the Internal Revenue Service has proposed in writing any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Bank; (iii) executed or entered into a closing agreement pursuant to
     Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Bank; (iv) any liability for the Taxes of any other Person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise; (v) distributed the stock of any corporation, nor has Bank stock been distributed, in any transaction satisfying the requirements of Section 355 of the Code since April 16, 1997; (vi) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provisions under state, local, or foreign income Tax law); (vii) any installment sale or open transaction disposition made on or prior to the Closing Date that will be included in taxable income, or excluded as an item of deduction, for any taxable period (or portion thereof) ending after the Closing Date; (viii) any prepaid amounts received on or prior to the Closing Date that will be included in taxable income, or excluded as an item of deduction, for any taxable period (or portion thereof) ending after the Closing Date; or (ix) failed to disclose on any federal income Tax Return that includes Bank all positions taken therein that could give rise to a substantial understatement of interest penalty for Bank within the meaning of Section 6662 of the Code.

          (g) Except as set forth in the Bank Tax List, no property owned by Bank (i) is property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (h) Bank is not a party to any tax indemnification, tax allocation or tax sharing agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing, nor does Bank have any current or potential contract obligation to indemnify any other person or entity with respect to Taxes.

          (i) Except as set forth in the Bank Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Bank or its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

          (j) There are no liens as a result of any due and unpaid Taxes upon any of the assets of Bank.

          (k) Except as set forth in the Bank Tax List, Bank has not made any elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

          (l) Except as set forth in the Bank Tax List, none of the members of the Affiliated Group of which Bank is a member has any net operating loss carryovers.

          (m) Bank agrees to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of Section 368(a) of the Code as contemplated in Section 10.1 hereof. Bank acknowledges that its inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

     4.13 COMPLIANCE WITH LAWS AND REGULATIONS.

          (a) Bank holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business. Bank is in compliance with and not in default under or in breach or violation of (i) any provision of its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations, breaches, defaults or noncompliance as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Bank has not received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement, or commencement of any proceeding in connection with any such violation, and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result except for violations which would not be reasonably likely to have a Material Adverse Effect.

          (b) Except as set forth on SCHEDULE 4.13 (the "Bank Environmental Compliance List"), (i) neither the conduct nor the operation of Bank nor any condition of any property, presently or previously owned, leased or operated violated any of the Environmental Regulations; (ii) Bank is in compliance with all Environmental Regulations; (iii) there are no Tanks on or about Bank Property; (iv) there are no Hazardous Materials on, below or above the surface of, or migrating to or from Bank Property, other than office supplies and cleaning materials in small quantities used by Bank in its use and occupancy of certain Bank Property and as a result of the presence of motor vehicles thereon; (v) Bank has no loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (vi) without limiting Section
     4.11 or the foregoing representations and warranties contained in clauses
     (i) through (v), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against Bank or concerning property securing Bank loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Bank Property or property securing Bank loans, relating to the foregoing representations (i) - (v), in each case the noncompliance with which, or the presence of which would have a Material Adverse Effect on Bank. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "Bank Property" shall mean real estate currently owned, leased, or otherwise used by Bank, but shall not include real estate in which Bank has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise) or properties held by Bank in a fiduciary capacity as a trustee or otherwise. "Tanks" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U. S. C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U. S. C.
     Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U. S. C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C.
     Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 255010) and (k), 25501.1,25281 and 25250.1 of the
     California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

          (c) Bank has provided to BPFH phase I environmental assessments with respect to each interest in real property set forth on the Bank Real Property List as to which such Phase I environmental investigation has been prepared by or on behalf of Bank. The Bank Real Property List shall disclose each such property as to which such an assessment has not been prepared on behalf of Bank.

     4.14 PERFORMANCE OF OBLIGATIONS. Bank has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a Material Adverse Effect on Bank. Except for loans and leases made by Bank in the ordinary course of business, to the best of Bank's knowledge, no party with whom Bank has an agreement that is of material importance to the business of Bank is in default thereunder.

     4.15 EMPLOYEE. There are no controversies pending or, to the best of Bank's knowledge, threatened between Bank and any of its employees that are likely to have a Material Adverse Effect on Bank. Bank is not a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

     4.16 BROKERS AND FINDERS. Except for the fees payable to Dain Rauscher Wessels Equity Capital Markets, a division of Dain Rauscher Incorporated set forth in the Dain Rauscher Agreement, a true, complete and correct copy of which has been delivered to BPFH, none of Bank nor any of its officers, directors, employees, Affiliates or agents is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any obligation of Bank to any broker or finder. Bank will be responsible for the payment of all such fees. Bank has previously received the opinion of Dain Rauscher Capital Markets to the effect that, as of the date of such opinion, the Merger Consideration to be received by the shareholders of Bank pursuant to the Merger is fair to such shareholders from a financial point of view, and such opinion has not been amended or rescinded as of the date of this Agreement.

     4.17 MATERIAL CONTRACTS. Except as set forth on SCHEDULE 4.17, (the "Bank Contract List") hereto (all items listed or required to be listed in such Bank Contract List being referred to herein as "Scheduled Contracts"), Bank is not a party or otherwise subject to:

          (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of Bank and is not terminable by Bank within one year without penalty or (ii) requires payment by Bank of $50,000 or more per annum;

          (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by Bank of $50,000 or more per annum;

          (c) any contract or agreement that restricts Bank (or would restrict any Affiliate of Bank or the Surviving Corporation (including BPFH and the BPFH Subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

          (d) any lease of real or personal property providing for annual lease payments by or to Bank in excess of $50,000 per annum other than (i) financing leases entered into in the ordinary course of business in which Bank is lessor and (ii) leases of real property presently used by Bank as banking offices;

          (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of Bank (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $50,000 or more;

          (f) other than as set forth in the Bank Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of Bank;

          (g) any agreement to acquire equipment or any commitment to make capital expenditures of $50,000 or more;

          (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which Bank has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          (i) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of Bank);

          (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by Bank (as lessee) that materially restricts the use, transferability or value of such property;

          (k) any guarantee or indemnification which involves the sum of $50,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

          (l) any supply, maintenance or landscape contracts not terminable by Bank without penalty on 30 days' or less notice and which provides for payments in excess of $50,000 per annum;

          (m) any material agreement which would be terminable other than by Bank as a result of the consummation of the transactions contemplated by this Agreement;

          (n) any contract of participation with any other bank in any loan in excess of $50,000 or any sales of assets of Bank with recourse of any kind to Bank except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

          (p) any contract relating to the provision of data processing services to Bank; or

          (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $50,000 or more to or by Bank other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

     True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to BPFH.

     4.18 CERTAIN MATERIAL CHANGES. Except as specifically required, permitted or effected by this Agreement and except as set forth on SCHEDULE 4.18, since December 31, 2000, there has not been, occurred or arisen any of the following (whether accrued, absolute, contingent or otherwise and whether or not in the ordinary course of business unless otherwise indicated):

          (a) any change in any of the assets, financial condition, results of operation, liabilities, permits, methods of accounting or accounting principles or practices, business, or manner of conducting business, of Bank or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (b) any revaluation by Bank of any asset, including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

          (c) any damage, destruction or other casualty loss with respect to any property or asset of Bank (whether or not covered by insurance) that has had or may reasonably be expected to have a Material Adverse Effect on Bank;

          (d) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a Material Adverse Effect on Bank;

          (e) any acquisition or disposition by Bank of any material asset or any agreement for any such acquisition or disposition, other than in the ordinary course of business;

          (f) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice;

          (g) any direct or indirect redemption, purchase or other acquisition by Bank of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of any capital stock of Bank whether consisting of money, other personal property, real property or other things of value (except for the payment of quarterly cash dividends of $0.25 per share to shareholders of record as of March 1, 2001).

     4.19 LICENSES AND PERMITS. Bank has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Bank. The properties, assets, operations and businesses of Bank are and have been maintained and conducted, in all material respects, in compliance with all applicable (a) licenses and permits; and (b) laws and regulations.

     4.20 UNDISCLOSED LIABILITIES. Bank has not incurred any liabilities or obligations, either accrued or contingent, or otherwise that individually or in the aggregate are material to Bank and that have not been: (a) reflected or disclosed in the Financial Statements of Bank; (b) incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices; or (c) set forth on SCHEDULE 4.20 (the "Bank Undisclosed Liabilities List"). There is no basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of Bank basis that is not fairly reflected in the Financial Statements of Bank or otherwise disclosed in this Agreement.

     4.21 EMPLOYEE BENEFIT PLANS

          (a) Each "employee benefit plan," as defined in Section 3 (3) of ERISA, of which Bank or any member of the same controlled group of corporations, trades or businesses as Bank within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which Bank or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of Bank or any of its ERISA Affiliates, together with all amendments thereto, is set forth on SCHEDULE 4.21 and true, complete and correct copies of which were made available to BPFH. Bank has previously made available to BPFH true, complete and correct copies of all currently effective and related summary plan descriptions, the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and a summary of material modifications and all material employee communications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans," and set forth on SCHEDULE 4.21. Bank does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Each Employee Plan which is intended to be qualified in form and operation under
     Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws which are required to have been made as of the date hereof have been made. Except as set forth on SCHEDULE 4.21 (the "Bank Employee Plan List"), all Employee Plans were in effect for substantially all of 2000, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 2000.

          (b) Bank has previously made available to BPFH copies or descriptions of each plan or arrangement maintained or otherwise contributed to by Bank or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of Bank or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the Bank Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 2000 and to date. Except as disclosed in the Bank Employee Plan List, there has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1999. Except as set forth in the Bank Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of Bank since December 31, 1999, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1999.

          (c) With respect to all Employee Plans and Benefit Arrangements, Bank and its ERISA Affiliates have administered the plans and arrangements according to their terms and are in compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed, all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan and Bank and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the best of Bank's knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Bank or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom Bank is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of tax under Section 4975 of the Code. No Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has Bank failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither Bank nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of BPFH or of any of its Affiliates (including
     Bank) at or after the Effective Time of the Merger.

          (d) Neither Bank nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and Bank does not know of any fact which could adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of Bank properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans. The fair market value of the assets of each Employee Plan and Benefit Arrangement that is funded, or required to be funded under the terms of the Employee Plan or Benefit Arrangement, ERISA, the Code or any other applicable law, equals or exceeds the liabilities, including the present value of benefit obligations, of such Employee Plan or Benefit Arrangement.

          (e) Except for Scheduled Contracts set forth in the Bank Contract List or as set forth in the Bank Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by Bank within a period of 30 days following the Effective Time of the Merger, without payment of any specified amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

          (f) All group health plans of Bank have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and with the group health plan portability, access and renewability requirements of Sections 9801 through 9833 of the Code, and corresponding provisions of ERISA, in all material respects.

          (g) Bank has not used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity;
     (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity;
     (iii) individuals who have provided services to Bank as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

          (h) With respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of Bank, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

     4.22 CORPORATE RECORDS. The minute books of Bank contain in all material respects true and complete records of all meetings held and corporate actions taken by Bank's shareholders and Board of Directors (including committees of Bank's Board of Directors) since Bank's incorporation.

     4.23 ACCOUNTING RECORDS. Bank maintains accounting records which fairly and accurately reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to Bank which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     4.24 OFFICES AND ATMS. Bank has furnished to BPFH a list (the "Bank Offices List") setting forth the headquarters of Bank (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Bank (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Bank does not maintain any other office or ATM or conduct business at any other location, and Bank has not applied for or received permission to open any additional branch or operate at any other location.

     4.25 OPERATING LOSSES. Set forth on SCHEDULE 4.25 is a list (the "Bank Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at Bank during the period after December 31, 1999 to the date of the Agreement. To the best of Bank's knowledge, no action has been taken or omitted to be taken by any employee of Bank that has resulted in the incurrence by Bank of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $50,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

     4.26 LOAN PORTFOLIO.

          (a) Set forth on SCHEDULE 4.26 is a list (the "Bank Loan List") that
     (i) sets forth as of May 31, 2001, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by Bank; (ii) sets forth as of May 31, 2001, by type and classification, all loans, leases, other extensions and commitments to extend credit (collectively, "Loans") of Bank that have been classified by Bank, its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (iii) all Loans due to Bank as to which any payment of principal, interest or any other amount is 30 days or more past due.

          (b) Except as set forth on SCHEDULE 4.26, all of the loans having a principal amount in excess of $100,000 reflected as assets on Bank's consolidated balance sheet, were validly and legally made, constitute valid and binding agreements of the borrower enforceable in accordance with their terms ((i) subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally,
     (ii) subject to general principles of equity, and (iii) provided that certain remedies, waivers and other provisions of the loan documents may not be enforceable, but such unenforceability will not render the loan documents invalid as a whole or preclude (x) the judicial enforcement of the obligation of the borrower to repay the principal thereon as provided in the note or (y) the foreclosure of the mortgage), are saleable in the ordinary course of Bank's business and no amount thereof is subject to any defenses which may be asserted against Bank. Bank has not entered into any agreement which will result in a future waiver or negation of any material rights or remedies presently available against the borrower or guarantor, if any, on any such loan. Each mortgage securing a loan has been and is evidenced by documentation of the types customarily employed by Bank, which are consistent in all material respects with federal and state banking practices and prudent banking standards, and complete copies thereof have been maintained by Bank in accordance with such standards and practices, is properly perfected, represents a valid mortgage on properties described therein, and is saleable in the ordinary course of Bank's business. Bank owns and holds the entire interest in all mortgages free and clear of all liens, claims, equities, options, security interests, charges, encumbrances or restrictions of any kind or nature, and no person has any interest therein.

          (c) Except as set forth on SCHEDULE 4.26, all of the Loans presently held by Bank were solicited, originated and exist in material compliance with all applicable loan policies and procedures of Bank and comply in all material respects with all applicable laws, rules and regulations, including, but not limited to, applicable usury statutes, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

          (d) Except as set forth on SCHEDULE 4.26, all loans purchased or originated by Bank and subsequently sold have been sold without recourse to Bank and without any liability under any yield maintenance or similar obligation.

          (e) Except as set forth on SCHEDULE 4.26, Bank is not a party to any written or oral loan agreement, note or borrowing arrangement (including without limitation, leases, credit enhancements, commitments and interest-bearing assets) under the terms of which the obligor is, as of the date of this Agreement, over 30, 60 or 90 days delinquent in payment of principal or interest or in material default of any other provision.

          (f) Except as set forth on SCHEDULE 4.26, Bank has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since its incorporation with the FDIC, the DFI and any other federal or state banking commissions or any other federal or state regulatory authority (collectively, "Regulatory Agencies"), and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Bank, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Bank, investigation into the business or operations of Bank since its incorporation. There is no unresolved material violation, criticism or exception by any Regulatory Agency with respect to any written report or statement relating to any examination of Bank by any Regulatory Agency.

     4.27 INVESTMENT SECURITIES. Set forth on SCHEDULE 4.27 is a list (the "Bank Investment Securities List") setting forth a description of each Investment Security held by Bank on December 31, 2000. The Bank Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Bank has no Investment Security classified as trading. None of the investments reflected in the Financial Statements of Bank is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     4.28 POWER OF ATTORNEY. Bank has not granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

     4.29 FACTS AFFECTING REGULATORY APPROVALS. To the best knowledge of Bank, there is no fact, event or condition applicable to Bank which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     4.30 ACCOUNTING AND TAX MATTERS. To the best knowledge of Bank, Bank has not, through the date hereof, taken or agreed to take any action that would prevent BPFH from accounting for the business combination to be effected by the Merger as a pooling of interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     4.31 INDEMNIFICATION. Other than pursuant to the provisions of its Articles of Incorporation or Bylaws, and the Dain Rauscher Agreement, Bank is not a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Bank (a "Covered Person"), and to the best knowledge of Bank, there are no claims for which any Covered Person would be entitled to indemnification by Bank if such provisions were deemed in effect, except as set forth on SCHEDULE 4.31 (the "Bank Indemnification List").

     4.32 COMMUNITY REINVESTMENT ACT. Bank has received a rating of "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. Bank has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

     4.33 DERIVATIVE TRANSACTIONS. Except as set forth on SCHEDULE 4.33 (the "Bank Derivatives List"), neither Bank nor any officer, director or employee of Bank, is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

     4.34 TRUST ADMINISTRATION. All trusts now or heretofore held by Bank have been properly administered in conformity with the terms of the applicable governing documents and with the governing law, including, without limitation, with respect to substitution of fiduciaries, accountings, distributions, allocations, credits and charges between and to income and principal accounts, internal account acceptance policies and procedures, investments, investment review procedures, internal and client investment guidelines, reporting, obtaining necessary approvals, compliance with instructions, maintenance and security of assets, fees charged and Taxes. All material information affecting fiduciary positions and records demonstrating the correctness of the foregoing representation are maintained by Bank in its normal files. In connection with the performance of services related to fiduciary positions, Bank has not made any guarantee or assurance to any person concerning a rate of return or preservation of principal, marketability or quality of the assets held in the trusts. The trust documents under which Bank is serving in fiduciary positions are in full force and effect and provide Bank with the requisite authority to act as fiduciary. The term "trusts now or heretofore held" includes (a) any and all common law or other trusts between individual, corporate or other entities and Bank as a trustee or co-trustee, including, without limitation, pension or other qualified or non-qualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trusts and indentures, (b) any and all decedents' estates where Bank is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity, (c) any and all guardianships, conservatorships or similar positions where Bank is serving or has served as a co-guardian or sole guardian or conservator or co-conservator of the estate, or any similar fiduciary capacity,
(d) any and all agency and/or custodial accounts and/or similar arrangements, including plan administration for employee benefit accounts, under which Bank is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority and (e) any and all escrow arrangements under which Bank holds or held assets for any party or parties on stated terms and conditions. All positions now or heretofore held by Bank are herein called "fiduciary positions."

     4.35 DISCLOSURE DOCUMENTS AND APPLICATIONS. None of the information supplied or to be supplied by or on behalf of Bank ("Bank Supplied Information") for inclusion in (a) the Registration Statement and the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FDIC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.36 INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 4.36 (the "Bank Intellectual Property List"), Bank owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its business; and Bank has not received any notice with respect thereto that asserts the rights of others. Bank has performed in all material respects all the obligations required to be performed by it, and is not in default, in any material respect, under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

     4.37 TAKEOVER LAWS. Bank has taken all action required to be taken by it in order to exempt this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws.

     4.38 INSIDER LOANS; OTHER TRANSACTIONS. A listing, current as of May 31, 2001, of all extensions of credit made by Bank to each of its executive officers, directors and five percent (5%) or greater shareholders of Bank and their related interests (all as defined under Federal Reserve Board Regulation
0), all of which have been made in compliance with Regulation 0, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects, is set forth in SCHEDULE 4.38. Except as set forth on
SCHEDULE 4.38(b) (the "Bank Insider Transactions List"), Bank does not owe any amount to, or have any contract or lease with or commitment to, any of the present executive officers, directors or five percent (5%) or greater shareholders of Bank (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the Bank Stock Option Plans or any amounts due pursuant to Bank's Employee Plans).

     4.39 REGISTRATION OBLIGATION. Bank is not under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

     4.40 STOCK REPURCHASE. Except as set forth on SCHEDULE 4.40, Bank has not redeemed or repurchased any of its capital stock or interests.


                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF BPFH

     BPFH represents and warrants to Bank as follows:

     5.1 INCORPORATION, STANDING AND POWER. BPFH has been duly organized, is validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts and is registered as a bank holding company under the BHC Act. BPFH has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. BPFH is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of BPFH on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of BPFH have been delivered to Bank. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

     5.2 CAPITALIZATION. As of March 31, 2001, the authorized capital stock of BPFH consists of 30,000,000 shares of common stock, of which 16,307,163 shares are outstanding as of March 31, 2001, and 2,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of BPFH Stock are duly authorized, validly issued, fully paid and nonassessable. The BPFH Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, except for shares of BPFH Stock issuable pursuant to the BPFH Stock Option Plan, BPFH 401(k) Plan, BPFH Deferred Compensation Plan and the BPFH dividend reinvestment plan and by virtue of this Agreement, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of BPFH Stock nor any securities convertible into such stock, and BPFH is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock.

     5.3 AUTHORITY. The execution and delivery by BPFH of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BPFH. This Agreement has been duly executed and delivered by BPFH. Assuming due authorization, execution and delivery by Bank, this Agreement is a valid and binding agreement of BPFH, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Neither the execution and delivery by BPFH of this Agreement, the consummation of the transactions contemplated herein, nor compliance by BPFH with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended;
(ii) constitute a material breach of or result in a material default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which BPFH or any of the BPFH Subsidiaries is a party, or by which BPFH or any of the BPFH Subsidiaries or any of their respective properties or assets is bound; (iii) result in the creation or imposition of any material Encumbrance on any of the respective properties or assets of BPFH or any of the BPFH Subsidiaries; or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to BPFH or any of the BPFH Subsidiaries or any of their respective properties or assets. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of BPFH or any BPFH Subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by BPFH of this Agreement or the transactions contemplated hereby, except (w) such approvals as may be required by the FRB, the FDIC, the BBI, the Massachusetts Housing Partnership Fund, the Commissioner of Banks of the Commonwealth of Massachusetts and the DFI; (x) the filing of the Proxy Statement and Prospectus and Registration Statement with the SEC and the FDIC and the issuance by the SEC of an order declaring the Registration Statement effective; (y) the filing of the Agreement of Merger with the Secretary of State; and (z) such approvals as may be required for the inclusion on the Nasdaq National Market System of the BPFH Stock to be issued in the Merger, including approval of the Merger by BPFH's shareholders.

     5.4 SUBSIDIARIES. As of the date of this Agreement, BPFH owns 100% of the outstanding stock of each of the BPFH Subsidiaries. As of the date of this Agreement, except for BPFH Subsidiaries, BPFH does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person.

     5.5 LITIGATION. Except as disclosed in BPFH's SEC Reports, there is no private or governmental suit, claim, action or proceeding pending, nor to BPFH's knowledge threatened, against BPFH or any of the BPFH Subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of BPFH or any of the BPFH Subsidiaries which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of BPFH on a consolidated basis, or the transactions contemplated hereby.

     5.6 [Intentionally omitted.]

     5.7 BPFH SEC FILINGS. As of their respective dates, the BPFH SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Each of the consolidated balance sheets of BPFH included in or incorporated by reference into the BPFH SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of BPFH as of its date and each of the consolidated statements of income, retained earnings and cash flows of BPFH included in or incorporated by reference into the BPFH SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of BPFH for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

     5.8 BROKERS AND FINDERS. Except for the obligation to Putnam Lovell Securities Inc., as set forth in a letter agreement dated June 14, 2000, as amended January 17, 2001, BPFH is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability of BPFH to any broker or finder.

     5.9 LICENSES AND PERMITS. BPFH and each of the BPFH Subsidiaries have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of BPFH on a consolidated basis. The properties, assets, operations and businesses of BPFH and each subsidiary of BPFH are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of BPFH and each subsidiary of BPFH are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     5.10 FACTS AFFECTING REGULATORY APPROVALS. To the best knowledge of BPFH, there is no fact, event or condition applicable to BPFH or any of the BPFH Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     5.11 ACCOUNTING AND TAX MATTERS. To the best knowledge of BPFH, BPFH has not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     5.12 DISCLOSURE DOCUMENTS AND APPLICATIONS. The information supplied or to be supplied by or on behalf of BPFH ("BPFH Supplied Information") for inclusion in (a) the Registration Statement and the Proxy Statement and Prospectus to be mailed to the shareholders of Bank in connection with obtaining the approval of the shareholders of Bank of this Agreement, the Merger and the other transactions contemplated hereby, (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will not, at the respective times such documents become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any false or misleading statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.13 NASDAQ LISTING. As of the date hereof, BPFH Stock is listed on the Nasdaq National Market System.

     5.14 COMMUNITY REINVESTMENT ACT. Each of the BPFH Subsidiaries which is an insured depository institution has received a rating of at least "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. BPFH has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

     5.15 BPFH FRB FILINGS. Since January 1, 1998, BPFH has filed all reports, returns, registrations and statements (collectively, "BPFH FRB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with the FRB, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition or results of operations of BPFH on a consolidated basis. No administrative actions have been taken or orders issued in connection with such BPFH FRB Filings. As of their respective dates, each of such BPFH FRB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the FRB (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such BPFH FRB Filings that was intended to present the financial position of BPFH on a consolidated basis fairly presented the financial position of BPFH on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     5.16 ACCOUNTING RECORDS. BPFH and the BPFH Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     5.17 CORPORATE RECORDS. The minute books of BPFH and each of the BPFH Subsidiaries reflect all material actions taken to this date by their respective shareholders, boards of directors and committees.

     5.18 COMPLIANCE WITH LAWS AND REGULATIONS. BPFH is not in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause
(ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of BPFH on a consolidated basis.


                                   ARTICLE 6.

                                COVENANTS OF BANK
                      PENDING EFFECTIVE TIME OF THE MERGER



     Bank covenants and agrees with BPFH as follows:

     6.1 LIMITATION ON CONDUCT PRIOR TO EFFECTIVE TIME OF THE MERGER. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, Bank agrees to conduct its business in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and Bank shall not, without the prior written consent of BPFH, which consent BPFH shall not unreasonably withhold or delay:

          (a) issue, sell or grant any Bank Stock (except pursuant to the exercise of Bank Stock Options outstanding as of the date hereof), any other securities (including long term debt) of Bank, or any rights, stock appreciation rights, options or securities to acquire any Bank Stock, or any other derivative securities (including long term debt) of Bank;

          (b) adjust, split, combine or reclassify any shares of its capital stock or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock, make, declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of Bank payable in any form whatsoever, PROVIDED, HOWEVER, that Bank may pay to its shareholders a regular quarterly cash dividend in amounts and in a manner consistent with past practices, provided that such dividend shall not exceed $0.25 per share of Bank Stock per calendar quarter and provided further that Bank shall not declare or pay any dividend for the quarter in which the Closing occurs;

          (c) directly or indirectly purchase, redeem or otherwise acquire any capital stock or other securities of Bank or any rights, options, securities or obligations convertible into, exchangeable for or to acquire any capital stock or other convertible or derivative securities of Bank;

          (d) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

          (e) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits, except for salary increases in connection with regular salary reviews consistent with past practices and for bonuses consistent with past practices;

          (f) incur any capital expenditure or any obligations, liabilities or commitments with respect thereto in excess of $50,000 in the aggregate, except for repairs, renewals and replacements in the ordinary course of business;

          (g) compromise or otherwise settle, compromise or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          (h) grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $500,000 on an unsecured basis, or $2,500,000 if secured by a lien on real estate or cash and if such real estate secured extension of credit is in compliance with Bank's underwriting guidelines in effect on the date hereof (consent shall be deemed granted if within three (3) Business Days of written notice together with a copy of the applicable loan write up report and any other relevant documents delivered to BPFH's Chief Credit Officer, written notice of objection is not received by Bank);

          (i) except as set forth on SCHEDULE 6.1(i), acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, other business organization or any division thereof or any material amount of assets;

          (j) change its tax or accounting principles, practices, policies and procedures or any method or period of accounting unless required by GAAP or by a Governmental Entity;

          (k) grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding Bank Stock, or any Affiliate of such Person, if such credit would exceed $250,000;

          (l) enter into any new line of business or file any application to relocate or close any offices at which business is conducted or open any new offices or materially expand the business currently conducted by Bank;

          (m) adopt, rename, terminate or enter into any new employment, severance, termination, or separation agreement or other Employee Plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law; establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund policy or arrangement providing for any benefit to any director, officer or employee; or increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, in all cases, other than in the ordinary course of business consistent with past practice;

          (n) change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, investment securities portfolio, gap position, the manner in which the portfolio is classified or reported, personnel practices or any other material aspect of Bank's business or operations;

          (o) grant any Person a power of attorney or similar authority;

          (p) make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or purchase of any property or assets or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, and bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

          (q) amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.17;

          (r) sell, transfer, mortgage, encumber or otherwise dispose of any assets or cancel, assign, release or waive any claim or indebtedness, except in the ordinary course of business and consistent with past practices;

          (s) take any action which would or is reasonably likely to (i) adversely affect or delay the ability of BPFH or Bank to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect or delay Bank's ability to perform its covenants and agreements under this Agreement; (iii) result in any of the conditions to the performance of BPFH's or Bank's obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied; or (iv) result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality or knowledge, such statement shall not be untrue as stated) at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

          (t) reclassify any Investment Security from held-to-maturity or available for sale to trading;

          (u) sell any security (other than set forth in (a) hereof) other than in the ordinary course of business, or engage in gains trading;

          (v) take title to any real property or make any new or additional equity investment in real estate or commitment to make such an investment in real estate or in any real estate development project;

          (w) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or prevent BPFH from accounting for the business combination to be effected by the Merger as a pooling of interests;

          (x) settle any claim, action or proceeding involving any material liability or enter into any settlement agreement containing material obligations;

          (y) make, acquire a participation in, or voluntarily reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 2000; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

          (z) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to, (i) any lease, contract, agreement or commitment for office space, operations space or branch space to which Bank or any of its subsidiaries is a party or by which Bank or its respective properties is bound; or (ii) regardless of whether consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to Bank of more than $250,000 or having a term of one year or more from the date of execution;

          (aa) commit any act or omission which constitutes a material breach or default by Bank under any Regulatory Agreement or under any material contract or material license to which it is a party or by which it or its properties is bound;

          (bb) incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business and consistent with past practices, or (ii) short-term borrowings made at prevailing market rates and terms;

          (cc) agree or make any commitment to take any actions prohibited by this Section 6.1;

          (dd) take any action which would or is reasonably likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of Bank; or

          (ee) take any action which would or is reasonably likely to result in or cause a material adverse change in the business, financial condition or operations or prospects of Bank.

     6.2 AFFIRMATIVE CONDUCT PRIOR TO EFFECTIVE TIME OF THE MERGER. Between the date hereof and the Effective Time of the Merger, Bank shall:

          (a) use its reasonable best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Bank and retain the services of its officers and key employees;

          (b) use its reasonable best efforts to keep in full force and effect all of the existing material permits and licenses of Bank;

          (c) maintain insurance coverage at least equal to that now in effect on all properties which it owns or leases and on its business operations;

          (d) perform its material contractual obligations and not become in material default on any such obligations;

          (e) duly observe and conform in all material respects to all lawful requirements applicable to its business;

          (f) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          (g) within twenty-four (24) hours upon learning of such information, advise BPFH in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5 % or more of the outstanding Bank Stock prior to the record date fixed for the Bank Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

          (h) within three (3) business days notify BPFH regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of Bank, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of Bank;

          (i) make available to BPFH monthly unaudited balance sheets and income statements of Bank within 25 days after the close of each calendar month;

          (j) not later than the 30th day of each calendar month, amend or supplement the Bank Lists, attached hereto as schedules and prepared and delivered pursuant to Article 4, to ensure that the information set forth in the Bank Lists accurately reflects the then-current status of Bank; however, amendments need be made only in the event of a material change to any of the Bank Lists;

          (k) use its best efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of Bank or that is contemplated in this Agreement as required in connection with the Merger;

          (l) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement;

          (m) promptly advise BPFH of any change or event having a change or effect that is or is reasonably likely to be materially adverse to Bank's business, results of operations, financial condition or prospects or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein;

          (n) furnish to Lillick & Charles LLP, promptly upon request, written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Lillick & Charles LLP to render the tax opinion referred to in Sections 10.1 hereof; and

          (o) use its best efforts to obtain an insurance policy (the "Insurance Policy") on terms reasonably acceptable to BPFH to insure against any charges, complaints, claims, demands, liabilities, obligations, actions, and causes of action of any kind or nature (including for attorneys' fees, interest, expenses and costs actually incurred), whether at law, in equity, or by statute, fixed or contingent, arising out of, concerning or relating to (i) the litigation set forth on SCHEDULE 4.11 attached hereto or (ii) the facts and circumstances underlying such litigation.

     6.3 ACCESS TO INFORMATION.

          (a) Bank will afford, upon reasonable notice, to BPFH and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable BPFH and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of Bank and the condition thereof and to update such examination at such intervals as BPFH shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Bank and in such a manner as to minimize any disruption of, or interference with, the normal business operations of Bank. Upon the request of BPFH, Bank will request KPMG to provide reasonable access to BPFH and its representatives and auditors to auditors' work papers with respect to the business and properties of Bank, including tax accrual work papers prepared for Bank during the preceding 36 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that Bank is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of BPFH of the right to rely upon the representations and warranties made by Bank herein. BPFH covenants and agrees that it, the BPFH Subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning Bank so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to Bank.

          (b) A representative of BPFH, selected by BPFH in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by Bank after the date hereof, and all information associated with such loan, lease or other credit, such review to take place, if possible, on Bank's premises.

          (c) A representative of BPFH, selected by BPFH in its sole discretion, shall be permitted by Bank to attend all regular and special Board of Directors' and committee meetings of Bank from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of Bank under this Agreement or during the discussion of any matter that is subject to the attorney-client privilege or which constitutes attorney work product.

     6.4 NOTICES; REPORTS. Bank will promptly notify BPFH of any event of which Bank obtains knowledge which has had or may have a Material Adverse Effect on Bank, or in the event that Bank determines that it is unable to fulfill any of the conditions to the performance of BPFH's obligations hereunder, as set forth in Articles 9 or 11 herein, and Bank will furnish BPFH (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of Bank or committees thereof, any report by Bank for submission to the Board of Directors of Bank or committees thereof, provided, however, that Bank need not furnish to BPFH communications of Bank's legal counsel regarding Bank's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by Bank to its shareholders or other security holders, and all reports filed by Bank with the FRB, the FDIC or the DFI, and (iii) such other existing reports as BPFH may reasonably request relating to Bank.

     6.5 BANK SHAREHOLDERS' MEETING.

          (a) Promptly after the execution of this Agreement, Bank will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to promptly and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby (the "Bank Shareholders' Meeting"). The Board of Directors of Bank shall use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding Bank Stock to approve this Agreement and the transactions contemplated hereby.

          (b) Bank shall ensure that the Bank Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Bank in connection with the Bank Shareholders' Meeting are solicited, in compliance with California law, FDIC regulations, the Articles of Incorporation and Bylaws of Bank, the rules of Nasdaq and all other applicable legal requirements. Bank's obligation to call, give notice of, convene and hold the Bank Shareholders' Meeting in accordance with this
     Section 6.5(b) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Bank of any Competing Transaction.

          (c) The Board of Directors of Bank shall recommend that Bank's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Bank Shareholders' Meeting; (ii) the Prospectus and Proxy Statement shall include a statement to the effect that the Board of Directors of Bank has recommended that Bank's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Bank Shareholders' Meeting; and (iii) neither the Board of Directors of Bank nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to BPFH, the recommendation of the Board of Directors of Bank that Bank's shareholders vote in favor of and adopt and approve this Agreement and the Merger; provided, however, that Section 6.12 shall govern the ability of the Bank Board of Directors to recommend a Competing Transaction to the Bank shareholders.

     6.6 CERTAIN LOANS AND OTHER EXTENSIONS OF CREDIT. Bank will promptly inform BPFH of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of Bank or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). Bank will furnish BPFH, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by Bank to any Bank director, officer at or above the senior vice president level, or shareholder holding 5% or more of the capital stock of Bank, including with respect to each such loan or lease the identity and, to the knowledge of Bank, the relation of the borrower to Bank, and the outstanding and undrawn amounts;
(g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

     6.7 AFFILIATE AGREEMENTS. Concurrently with the execution of this Agreement, (a) Bank shall deliver to BPFH a letter identifying all persons who are then "affiliates" of Bank for purposes of ASR 130 and 135 and Rule 145 under the Securities Act and (b) Bank shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as EXHIBIT E. Bank shall use reasonable efforts to obtain from any person who becomes an affiliate of Bank after Bank's delivery of the letter referred to above, and on or prior to the date of the Bank Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as EXHIBIT E hereto as soon as practicable after obtaining such status.

     6.8 TAKEOVER LAWS. Bank shall not take any action that would cause the transactions contemplated by this Agreement and the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, that purports to apply to this Agreement, the Stock Option Agreement or the transactions contemplated hereby or thereby.

     6.9 NO RIGHTS TRIGGERED. Bank shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any person (i) under its charter or bylaws, or (ii) under any material agreement to which it is a party.

     6.10 COORDINATION OF DIVIDENDS. Bank shall coordinate with BPFH the declaration of any dividends that may be allowed pursuant to Section 6.1(b) hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of Bank Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of Bank Stock and any shares of BPFH Stock any such holder will receive in exchange therefor in the Merger.

     6.11 D&O COVERAGE. Bank shall use commercially reasonable efforts to obtain
(i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of Bank under a directors' and officers' liability insurance policy the terms of which are not materially less protective in terms of coverage or limitations than now possessed by Bank covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, PROVIDED, HOWEVER, that the aggregate cost of such coverage shall not exceed $120,000, and (ii) at least 12 months of tail coverage under a bankers' blanket bond the terms of which are not materially less protective in terms of coverage or limitations than now possessed by Bank covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement provided, however, that the aggregate cost of such coverage shall not exceed $10,000.

     6.12 COMPETING TRANSACTIONS.

          (a) From and after the date of this Agreement until the Effective Time of the Merger, the Bank shall not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate or cooperate with, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate or engage in any discussions with any person in furtherance of such inquiries or to obtain a Competing

     Transaction, or agree to or endorse any Competing Transaction, or furnish to any person any non-public information with respect to any proposal which constitutes or may reasonably be expected to lead to a Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and Bank shall promptly notify BPFH (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Bank: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Bank representing 10% or more of the consolidated assets or deposits of Bank; any liquidation or dissolution of Bank; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of Bank; a tender offer or exchange offer for at least 10% of the outstanding shares of Bank; a solicitation of proxies in opposition to approval of the Merger by Bank's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than BPFH) conducted heretofore with respect to any of the foregoing. Bank shall take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. Bank agrees that it shall notify BPFH immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Bank. Bank also agrees that it shall promptly request each other person, other than BPFH, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring Bank to return all confidential information heretofore furnished to such person by or on behalf of Bank and enforce any such confidentiality agreements. Notwithstanding any other provision in this Section 6.12, nothing in this Agreement shall prevent Bank from (i) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written proposal concerning a Competing Transaction by any such Person or (ii) recommending such an unsolicited bona fide written proposal concerning a Competing Transaction to the Bank's shareholders, if and only if, prior to participating in any of the actions described in the foregoing clauses (i) and (ii), (A) the Board of Directors of Bank concludes in good faith that such Competing Transaction is reasonably likely to be consummated and would result in a transaction that, based on the opinion of Bank's financial advisor, is more favorable to holders of Bank Stock from a financial point of view than the transactions contemplated by this Agreement, (B) the Board of Directors of Bank determines in good faith based upon the advice of outside counsel that failure to take such action would constitute a breach of its fiduciary duties under applicable law, and (C) such Person enters into a confidentiality agreement with Bank on terms no more favorable to such Person than the BPFH Confidentiality Agreement.

          (b) The Bank shall promptly (and in any event within 24 hours) advise BPFH orally and in writing of any inquiries, proposals or offers regarding a Competing Transaction (including amendments or proposed amendments), any request received by the Bank or any subsidiary of Bank for information that could lead to a proposal or offer regarding a Competing Transaction, or any inquiry with respect to, or that could lead to, a proposal or offer regarding a Competing Transaction, including, in each case, the identity of the person making any such inquiry, proposal, offer or request and the terms and conditions thereof, and shall provide to BPFH any written materials received by Bank or any subsidiary of Bank in connection therewith. Bank shall promptly (and in any event within 24 hours) keep BPFH fully informed of the status and details of any such inquiry, proposal, offer or request (including amendments or proposed amendments). At least five (5) business days prior to providing any information or data to any person or entering into discussions or negotiations with any Person, the Board of Directors of Bank shall notify BPFH of such information requested from, or any such discussions or negotiations sought to be initiated or continued with, Bank.

     6.13 EXECUTIVE SALARY CONTINUATION AGREEMENTS. In respect of each and every Bank Executive Salary Continuation Agreement, Bank shall use its best efforts to
(i) amend Section 1.2 to include BPFH in the definition of the Corporation immediately after the consummation of the Merger, for the purposes of such section, (ii) amend Section 5.1(2) of each such agreement to provide that voluntary termination shall include any voluntary termination of employment prior to the applicable retirement age set forth in Section 3.1 of each such agreement, and (iii) amend Section 5.1 to add a new subsection (5) that provides, notwithstanding any other provision of such Section 5.1, if the executive terminates his/her employment for "good reason" within a period of one
(1) year after the consummation of a transaction constituting a change in control pursuant to such agreement as amended by the foregoing, then the Bank will pay the executive's "vested" amount upon such terms and conditions and commencing at such time as the Bank shall determine. For purposes of this
Section 6.13 and such amendment, the executive shall be deemed to have terminated his/her employment for "good reason" if the executive terminates his/her employment with the Bank as a result of such executive not being placed in a position comparable in pay and status to that held by the executive prior to the consummation of a transaction constituting a change in control. Comparable pay and status shall be defined to mean a position (i) with a similar scope of duties and responsibilities with the Bank, in its capacity as a subsidiary of BPFH following the Merger or such other applicable entity, after giving effect to such change in control in each case, (ii) at a base salary not less than 100% of the executive's base salary, (iii) with a substantially similar opportunity to participate in bonus programs and (iv) with a substantially equivalent package of benefits taken as a whole. Each of the foregoing factors shall be as compared to the duties and responsibilities, base salary, opportunity to participate in bonus programs and benefits package that the executive enjoyed prior to such change in control. Further, a position will not be considered a position of comparable pay and status if the executive is required to work at a new work site that is more than 30 miles from the executive's work site immediately prior to such change in control. Further, Bank shall also amend Section 5.1(4)(a) of each such agreement to provide that such subsection shall not apply with respect to the Merger and that in no event shall the transactions contemplated hereunder constitute a change in control for the purposes of such agreement provided that, the Board of Directors of Bank immediately prior to the Effective Date (the "Original Bank Board") constitutes at least fifty percent (50%) of the Board of Directors of the Surviving Corporation for the first twelve (12) months following the Effective Time of the Merger and provided further, that a change in control will be deemed to occur as a result of the Merger on such date during the first twelve (12) months following the Effective Time of the Merger that the Original Bank Board no longer constitutes at least fifty percent (50%) of the Board of Directors of the Surviving Corporation.

                                   ARTICLE 7.
                                COVENANTS OF BPFH
                      PENDING EFFECTIVE TIME OF THE MERGER

     BPFH covenants and agrees with Bank as follows:

     7.1 LIMITATION ON CONDUCT PRIOR TO EFFECTIVE TIME OF THE MERGER. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of BPFH and the BPFH Subsidiaries shall not, without the prior written consent of Bank, which consent Bank shall not unreasonably withhold or delay:

          (a) take any action which would or is reasonably likely to (i) materially adversely affect the ability of BPFH to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) materially adversely affect BPFH's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of BPFH's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

          (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent BPFH from accounting for the business combination to be effected by the Merger as a pooling of interests;

          (c) agree or make any commitment to take any actions prohibited by this Section 7.1;

          (d) amend its articles of incorporation in a manner which would materially and adversely affect the ability of BPFH to consummate the transactions contemplated hereby; or

          (e) enter into a BPFH Acquisition Transaction that includes as a condition precedent to such BPFH Acquisition Transaction that BPFH terminate this Agreement; provided, that this provision shall not impair or affect BPFH's ability to terminate this Agreement pursuant to Section 13. For purposes of this Agreement "BPFH Acquisition Transaction" shall mean:
     (i) a merger, consolidation or similar transaction involving BPFH (other than internal mergers, reorganizations, consolidations or dissolutions involving only BPFH and/or BPFH Subsidiaries), pursuant to which the shareholders of BPFH immediately prior to such merger, consolidation or similar transaction do not own more than fifty percent (50%) of the outstanding capital stock of the resulting corporation immediately following such merger, consolidation or similar transaction, (ii) the disposition, by sale, lease, exchange or otherwise, of fifty percent (50%) or more of the consolidated assets or deposit liabilities of BPFH, or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction), other than by BPFH or any BPFH Subsidiary, of securities representing fifty percent (50%) or more of the voting power of BPFH.

     7.2 AFFIRMATIVE CONDUCT OF BPFH PRIOR TO EFFECTIVE TIME OF THE MERGER Between the date hereof and the Effective Time of the Merger, BPFH shall:

          (a) subject to Section 6.11, permit Bank to purchase, tail coverage pursuant to Bank's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement;

          (b) duly observe and conform in all material respects to all lawful requirements applicable to the business of BPFH; and

          (c) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of BPFH on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger.

     7.3 ACCESS TO INFORMATION. Upon reasonable request by Bank, BPFH shall (i) make its Chief Executive Officer, Chief Administrative Officer/Chief Financial Officer, Chief Credit Officer and Senior Vice President, Finance and Accounting available to discuss with Bank and its representatives BPFH's operations; and
(ii) shall provide Bank with written information which is (a) similar to the written information that Bank reviewed in connection with this Agreement, and
(b) related to BPFH's business condition, operations and prospects on a consolidated basis. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of Bank of the right to rely upon the representations and warranties made by BPFH herein; provided, that Bank shall disclose to BPFH any fact or circumstance it may discover which Bank believes renders any representation or warranty made by BPFH hereunder incorrect in any respect. Bank covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning BPFH so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to BPFH.

     7.4 FILINGS. BPFH agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     7.5 APPLICATIONS. BPFH will use its reasonable best efforts to promptly prepare and file or cause to be prepared and filed (i) an application for approval of the Merger with the FRB;

     (ii) an application for approval of the Merger with the FDIC and an application for a change in control with the DFI; (iii) in conjunction with Bank, the Registration Statement and the Proxy Statement and Prospectus as it pertains to BPFH; (iv) an application with the BBI (including making satisfactory arrangements with the Massachusetts Housing Partnership Fund); and (v) any other applications necessary to consummate the transactions contemplated hereby. BPFH shall afford Bank a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof BPFH covenants and agrees that all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to BPFH or the BPFH Subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BPFH will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

     7.6 BLUE SKY. BPFH agrees to use commercially reasonable efforts to have the shares of BPFH Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of Bank reside.

     7.7 NOTICES; REPORTS. BPFH will promptly notify Bank of any event of which BPFH obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of BPFH on a consolidated basis or in the event that BPFH determines that it is unable to fulfill any of the conditions to the performance of Bank's obligations hereunder, as set forth in Articles 9 or 10 herein.

     7.8 REMOVAL OF CONDITIONS. In the event of the imposition of a condition to any regulatory approvals which BPFH deems to materially adversely affect it or to be materially burdensome, BPFH shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

     7.9 STOCK OPTIONS.

     (a) At and as of the Effective Time of the Merger, BPFH shall assume each and every outstanding option to purchase shares of Bank Stock ("Bank Stock Option"), as set forth on the Bank Option List, and all obligations of Bank under the Bank Stock Option Plans. With respect to each and every Bank Stock Option so assumed by BPFH under this Agreement: (i) such Bank Stock Option shall be exercisable for that number of whole shares of BPFH Stock equal to the product of (A) the number of shares of Bank Stock that were purchasable under such Bank Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, with such product rounded down to the nearest whole number of shares of BPFH Stock; and (ii) the per share exercise price for the shares of BPFH Stock issuable upon exercise of such Bank Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of Bank Stock at which such Bank Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio, with such product rounded up to the nearest whole cent. As soon as reasonably practicable after the Effective Time of the Merger, BPFH shall issue to each holder of an outstanding Bank Stock

Option a document evidencing the assumption of such holder's Bank Stock Option pursuant to this Section 7.9.

     (b) The terms of the Bank Stock Options after the Effective Time of the Merger shall correspond in all material respects to the terms of the Bank Stock Options prior to the Effective Time of the Merger and, subject to the requirements of law, the Bank Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger shall qualify as incentive stock options of BPFH after the Effective Time of the Merger.

     (c) At or prior to the Effective Time of the Merger, BPFH shall take all corporate action necessary to reserve for issuance a sufficient number of shares of BPFH Stock for delivery upon exercise of BPFH Stock Options assumed by it in accordance with this Section 7.9. At the Effective Time of the Merger, or as soon as practicable thereafter, BPFH shall, if necessary, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of BPFH Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     7.10 RESERVATION, ISSUANCE AND REGISTRATION OF BPFH STOCK. BPFH shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of BPFH Stock to be issued to the shareholders of Bank in the Merger pursuant to
Article 2 hereof.

     7.11 NASDAQ LISTING. BPFH shall use its reasonable best efforts to cause the shares of BPFH Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

     7.12 EXECUTIVE SALARY CONTINUATION AGREEMENTS. At and as of the Effective Time of the Merger, BPFH shall assume each and every Bank Executive Salary Continuation Agreement, as amended pursuant to Section 6.13.

     7.13 BPFH SHAREHOLDERS' MEETING. Promptly after the execution of this Agreement, BPFH will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to promptly convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby (the "BPFH Shareholders' Meeting"). The Board of Directors of BPFH shall use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding BPFH Stock to approve this Agreement and the transactions contemplated hereby.

     7.14 ORGANIZATION OF NEWCO.

     (a) Prior to the Effective Time of the Merger, BPFH will take any and all necessary action to cause (i) Newco to be organized, (ii) Newco to become a wholly-owned subsidiary of BPFH, (iii) the director and stockholder of Newco to approve the transactions contemplated by this Agreement, (iv) Newco to execute one or more counterparts to this Agreement and to deliver at least one such counterpart so executed to Bank, whereupon Newco shall become a party to and be bound by this Agreement, and (v) Newco to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.

     (b) On and as of the date Newco becomes a party to this Agreement, BPFH and Newco shall, jointly and severally, represent and warrant to Bank as follows:

          (i) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of California and all of its outstanding capital stock are owned, directly or indirectly, by BPFH. Since the date of its incorporation, Newco has not engaged in any activities other than in connection with or as contemplated by this Agreement;

          (ii) Newco has all necessary corporate power and authority to enter into this Agreement and to carry on its obligations hereunder. The execution, delivery and performance of this Agreement by Newco and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco and will not (A) conflict with or violate the Articles of Incorporation or Bylaws of Newco or (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Newco or by which any of its properties or assets is bound or affected; and

          (iii) Newco has executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms.


                                   ARTICLE 8.

                              ADDITIONAL COVENANTS

     The parties hereto hereby mutually covenant and agree with each other as follows:

     8.1 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     8.2 PUBLIC ANNOUNCEMENTS. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by BPFH or Bank unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law, or the applicable rules of the Nasdaq Stock Market, Inc.

     8.3 APPOINTMENT OF DIRECTORS. Bank agrees to take all necessary action, including, if necessary, increasing the authorized number of its directors, to appoint, as contemplated by Section 2.7 hereof, three members, including the Chairman, designated by BPFH to the Board of Directors of Bank effective at the Effective Time of the Merger, or as soon thereafter as practicable. Subject to the BPFH Board's fiduciary duties, BPFH agrees to take all necessary action, including, if necessary, increasing the authorized number of its directors, to appoint, as contemplated by Section 2.7 hereof, one member of Bank's Board of Directors to the Board of Directors of BPFH (in Class I with a term expiring in 2004), effective at the Effective Time of the Merger, or as soon thereafter as practicable.

8.4 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS.

     (a) As promptly as practicable after the execution of this Agreement, BPFH and Bank will prepare, and file with the SEC and the FDIC, the Proxy Statement/Prospectus, and BPFH will prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Each of BPFH and Bank shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the Registration Statement. Each of Bank and BPFH will respond to any comments of the SEC, and will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of Bank and BPFH will cause the Proxy Statement/Prospectus to be mailed to its shareholders at the earliest practicable time after the Registration Statement is declared effective by the SEC and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. As promptly as practicable after the date of this Agreement, each of Bank and BPFH will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Bank and BPFH will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Bank and BPFH will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 8.4 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Other Filing, Bank or BPFH, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of each of Bank and BPFH, such amendment or supplement.

     (b) The Proxy Statement/Prospectus will include the recommendation of the Board of Directors of each of Bank and BPFH in favor of adoption and approval of this Agreement and approval of the Merger.

                                   ARTICLE 9.

                       CONDITIONS PRECEDENT TO THE MERGER

The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     9.1 SHAREHOLDER APPROVAL. The Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative votes of the respective shareholders of Bank and BPFH.

     9.2 NO JUDGMENTS OR ORDERS. No judgment, decree, injunction, order or proceeding by any Governmental Entity or other legal restraint or prohibition which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

     9.3 REGULATORY APPROVALS. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB, the FDIC, the BBI, and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4 SECURITIES LAWS. The Registration Statement shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order BPFH shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the BPFH Stock to consummate the Merger.

     9.5 LISTING. The BPFH Stock issuable in the Merger shall have been included for listing on the Nasdaq National Market System, subject to official notice of issuance.

     9.6 POOLING OF INTERESTS. Prior to the Effective Time of the Merger, BPFH shall have received from KPMG Mass a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. Additionally, prior to the Effective Time of the Merger, KPMG shall have delivered a letter to Bank to the effect that, as of the Effective Time of the Merger, no conditions exist with respect to Bank that would preclude accounting for the Merger as a pooling-of-interests. In making their determinations that the Merger will qualify for such treatment, KPMG shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares.

                                   ARTICLE 10.

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANK

     All of the obligations of Bank to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Bank:

     10.1 TAX OPINION. Bank shall have received the written opinion of Lillick & Charles LLP, dated as of the Effective Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and to the effect that (i) except for cash received in lieu of fractional share interests, holders of Bank Stock who receive BPFH Stock in the Merger will not recognize gain or loss for federal income tax purposes, (ii) the basis of such BPFH Stock will equal the basis of the Bank Stock for which it is exchanged, reduced by any amount allocable to a fractional share interest for which cash is received, and (iii) the holding period of such BPFH Stock will include the holding period of the Bank Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time.

     10.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All the covenants, terms and conditions of this Agreement to be complied with and performed by BPFH on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of BPFH contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality or knowledge, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     10.3 AUTHORIZATION OF MERGER. On or before the Closing Date, all actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by BPFH and Newco and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of BPFH and Newco, as required by applicable law, and Newco shall have full power and right to merge pursuant to the Agreement of Merger.

     10.4 OFFICERS' CERTIFICATE. There shall have been delivered to Bank on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of BPFH certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2 and 10.3.

     10.5 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of BPFH on a consolidated basis, or the transactions contemplated hereby.

                                   ARTICLE 11.

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF BPFH

All of the obligations of BPFH to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by BPFH:

     11.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All the covenants, terms and conditions of this Agreement to be complied with and performed by Bank at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Bank contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the Bank Lists in accordance with Section 6.2(j)).

     11.2 AUTHORIZATION OF MERGER. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by Bank and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of Bank, and Bank shall have full power and right to merge pursuant to the Agreement of Merger.

     11.3 THIRD PARTY CONSENTS. Bank and BPFH shall have obtained all consents of other parties to its mortgages, notes, leases, franchises, agreements, licenses and permits and as set forth on the Bank Conflicts and Covenants List as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     11.4 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on Bank, which shall be deemed to include any development in any existing litigation listed on SCHEDULE 4.11 attached hereto that materially increases the Bank's liability with respect to such litigation, whether or not such event, change or effect is reflected in the Bank Lists as amended or supplemented after the date of this Agreement.

     11.5 OFFICERS' CERTIFICATE. There shall have been delivered to BPFH on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Bank certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.1, 11.2, 11.3 and 11.4.

     11.6 AFFILIATE AGREEMENTS; POOLING MATTERS. Concurrently with the execution of this Agreement, BPFH shall have received from each person named in the letter or otherwise referred to in Section 6.7 an executed copy of an agreement substantially in the form on EXHIBIT E hereto.

     11.7 EMPLOYEE BENEFIT PLANS. BPFH shall have received satisfactory evidence that all of Bank's employee benefit plans, programs and arrangements, including, without limitation, the Bank 401(k) Plan and the ESOP, have been treated as provided in Article 12 of this Agreement.

     11.8 DISSENTING SHARES. The number of shares of Bank Stock for which demand is made to be Bank Perfected Dissenting Shares shall not exceed the lesser of
(i) 4.99% of the issued and outstanding Bank Stock or (ii) an amount which, when combined with other amounts payable in connection with the Merger, would result in the Merger being disqualified from pooling of interest accounting treatment.

     11.9 REMEDIATION. All remediation of environmental contamination or conditions on any Bank Property shall have been completed to the satisfaction of BPFH.

     11.10 REGULATORY APPROVALS. Any and all approvals or consents of any Governmental Entity which are necessary to consummate the Merger and the transactions contemplated hereby shall have been granted without the imposition of any conditions which BPFH deems, in its sole and absolute opinion, to be a Material Adverse Effect or materially burdensome.

     11.11 EXECUTIVE SALARY CONTINUATION AGREEMENTS. Bank shall have amended each of the Executive Salary Continuation Agreements in a manner consistent with
Section 6.13.

                                  ARTICLE 12.

                                EMPLOYEE BENEFITS

     12.1 EMPLOYEE BENEFITS. BPFH in its sole discretion may elect to terminate the Bank 401(k) Plan and ESOP or to discontinue contributions to the Bank 401(k) Plan and ESOP following the Effective Time of the Merger, to cause Bank to terminate the Bank 401(k) Plan and ESOP or to discontinue contributions to the Bank 401(k) Plan and ESOP prior to the Effective Time of the Merger, or to merge the Bank 401(k) Plan with and into the BPFH 401(k) Plan after the Effective Time of the Merger. In no event shall the Bank 401(k) Plan be merged with and into the BPFH 401(k) Plan, however, unless BPFH determines, in its sole discretion, that: (i) the Bank 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the Bank 401(k) Plan and as to its operation; and
(ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the Bank 401(k) Plan. If BPFH determines in its sole discretion that the Bank 401(k) Plan and/or ESOP should be terminated prior to the Effective Time of the Merger, Bank agrees to use its best efforts to have the Bank 401(k) Plan and/or ESOP, as the case may be, terminated prior to the Effective Time of the Merger and to obtain an IRS determination that the Bank 401(k) Plan and/or ESOP, as the case may be, continues to be qualified upon termination.

As soon as practicable after the Effective Time of the Merger, all other Employee Plans will be discontinued or merged into BPFH plans, in the discretion of BPFH, and employees of Bank shall become eligible for the employee benefit plans of BPFH on the same terms as such plans and benefits are generally offered from time to time to employees of BPFH and the Banks in comparable positions with BPFH or the Banks. For purposes of determining such employment eligibility and vesting under the employee benefit plans of BPFH, BPFH shall recognize such employees' years of service with Bank beginning on the date such employees commenced employment with Bank through the Effective Time of the Merger.

                                  ARTICLE 13.

                                  TERMINATION

     13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

     (a) By mutual agreement of the parties, in writing;

     (b) By Bank (unless Bank's Board of Directors shall have withdrawn, or modified in a manner adverse to BPFH in any respect, its recommendation of the Merger to the Bank's Shareholders) or BPFH, upon the failure of Bank's shareholders or BPFH's shareholders to give the requisite approval of this Agreement;

     (c) By Bank promptly following the expiration of 20 days from delivery of written notice by Bank to BPFH of BPFH's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by Bank from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by Bank or cured by BPFH prior to expiration of such 20 day period);

     (d) By BPFH promptly following the expiration of 20 days from delivery of written notice by BPFH to Bank of Bank's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by BPFH from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by BPFH or cured by Bank prior to expiration of such 20 day period);

     (e) By Bank or BPFH upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application or appeal the decision to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

     (f) By Bank or BPFH if any conditions set forth in Article 9 shall not have been met by March 31, 2002; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

     (g) By Bank if any of the conditions set forth in Article 10 shall not have been met by March 31, 2002; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission of Bank;

     (h) By BPFH if any of the conditions set forth in Article 11 shall not have been met by March 31, 2002, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(h) if the relevant condition shall have failed to occur as a result of any act or omission of BPFH;

     (i) By BPFH if Bank shall have breached any of the obligations contained in Section 6.12;

     (j) By Bank, if the Bank Board so determines by the vote of a majority of all of its members, at any time during the five-day period commencing with the Determination Date, if both the following conditions are satisfied:

          (i) the Average Closing Price shall be less than $14.238; and

          (ii) the BPFH Ratio shall be less than the Index Ratio;

subject, however, to the following three sentences. If the Bank elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to BPFH (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, BPFH shall have the option of increasing the consideration to be received by the holders of Bank Stock hereunder by adjusting the Conversion Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of: (A) $14.238 and (B) the Conversion Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of (A) the Index Ratio multiplied by (B) the Conversion Ratio (as then in effect) and the denominator of which is the BPFH Ratio. If BPFH makes an election contemplated by the preceding sentence within such five-day period, it shall give prompt written notice to the Bank of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 13.1(j) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 13.1(j);


     (k) By BPFH if (i) the Board of Directors of Bank shall have failed to recommend approval of this Agreement and the transactions contemplated hereby, (ii) Bank's Board of Directors shall have withheld or withdrawn, or changed, modified or amended in a manner adverse to BPFH in any respect, its recommendation of the Merger to the shareholders of Bank, (iii) Bank's Board of Directors shall have recommended a Competing Transaction in accordance with Section 6.12, or (iv) Bank shall have failed to call a meeting of the shareholders of Bank in accordance with Section 6.5;

          (l) By Bank if BPFH shall have breached its obligations under Section 7.1(e); or

          (m) By BPFH if there shall have occurred any development in the matters described in SCHEDULE 4.11 that materially increases the Bank's liability with respect to such litigation.

     13.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Bank or BPFH as provided in Section 13.1, neither Bank nor BPFH shall have any further obligation or liability to the other party except (i) with respect to the last sentences of each of Section 6.3(a) and Section 7.3, (ii) with respect to Section 13.1 and 14.1; (iii) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder; and (iv) as provided in the Stock Option Agreement, the form of which is attached hereto as EXHIBIT B and which is governed by its own terms as to termination.

     13.3 FORCE MAJEURE. Bank and BPFH agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                   ARTICLE 14.

                                  MISCELLANEOUS

     14.1 EXPENSES.

          (a) Bank shall promptly, and in any event within 3 days after such termination, or in the case of clause (A) below, upon entering into an agreement in principle, letter of intent or definitive agreement regarding a Competing Transaction, pay BPFH a termination fee in immediately available funds in an amount equal to $6,000,000 if the Agreement is terminated (A) by BPFH or Bank pursuant to Section 13.1(b) with respect to the failure of Bank shareholders to approve the Agreement and the transactions contemplated hereby, and if, (i) prior to the Bank Shareholders' Meeting, an offer or proposal regarding a Competing Transaction shall have been made directly to Bank's shareholders generally or any person shall have publicly announced an offer or proposal regarding a Competing Transaction or solicited proxies or consents in opposition to the approval of this Agreement or any of the transactions contemplated hereby and (ii) within twelve (12) months following the date of such termination Bank enters into an agreement in principle, letter of intent or definitive agreement regarding a Competing Transaction, or (B) by BPFH pursuant to Sections 13.1(i) or (k).

          (b) BPFH shall promptly pay Bank a termination fee in immediately available funds in an amount equal to $3,000,000 if the Agreement is terminated by Bank pursuant to Section 13.1(l). Furthermore, such termination fee shall be the sole and exclusive remedy of

     Bank with respect to any legal, equitable or other claim for relief hereunder as a result by BPFH under Section 7.1(e).

          (c) Each of Bank and BPFH acknowledges that the agreements contained in this Section 14.1 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, BPFH and Bank would not enter into this Agreement. Accordingly, if Bank fails to promptly pay any amount due to BPFH pursuant to this Section 14.1, it shall also pay any costs and expenses incurred by BPFH (and Newco) in connection with any legal action to enforce this Agreement that results in a judgment against Bank for such amount. If BPFH fails to promptly pay any amount due to Bank pursuant to this Section 14.1, it shall also pay any costs and expenses incurred by Bank in connection with any legal action to enforce this Agreement that results in a judgment against BPFH for such amount.

          (d) Except as otherwise provided herein, all Expenses incurred by BPFH and Bank in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, BPFH and Bank shall share equally the cost of printing and mailing the Proxy Statement and Prospectus.

     14.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

            To BPFH:             Boston Private Financial Holdings, Inc.
                                 Ten Post Office Square
                                 Boston, Massachusetts 02109
                                 Attention: President & Chief Executive Officer Facsimile Number: (617) 912-4550

            With a copy to:      Goodwin Procter LLP
                                 Exchange Place
                                 Boston, Massachusetts 02109
                                 Attention: Andrew F. Viles, Esq.
                                 Facsimile Number: (617) 523-1231

            To Bank:             Borel Bank & Trust Company
                                 160 Bovet Road
                                 San Mateo, California 94402
                                 Attention: Chief Executive Officer
                                 Facsimile Number: (650) 378-3774

            With a copy to:      Lillick & Charles LLP
                                 Two Embarcadero Center, Suite 2700
                                 San Francisco, California 94111
                                 Attention: R. Brent Faye, Esq.
                                 Facsimile Number: (415) 984-8300

     Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

     14.3 SUCCESSORS AND ASSIGNS. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

     14.4 COUNTERPARTS. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     14.5 EFFECT OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

     14.6 THIRD PARTIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto and their respective successors and assigns. As used in this Agreement the term "parties" shall refer only to BPFH and Bank as the context may require.

     14.7 LISTS; EXHIBITS; INTEGRATION. Each schedule, List, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Schedules, Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     14.8 KNOWLEDGE. Except as otherwise provided herein, whenever any statement herein or in any schedule, list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

     14.9 GOVERNING LAW. This Agreement is made and entered into in the State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     14.10 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

     14.11 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     14.12 WAIVER AND MODIFICATION; AMENDMENT. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall (a) be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement or
(b) be made with respect to any such term, provision or condition that is legally required in ordered to consummate the transactions contemplated hereby. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of BPFH and Bank without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     14.13 ATTORNEYS' FEES. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.



                                  [END OF TEXT]

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

ATTEST:                               BOSTON PRIVATE FINANCIAL
                                      HOLDINGS, INC.


/s/ Walter M. Pressey                 By:  /s/ Timothy L. Vaill
-------------------------------            -------------------------------------
Treasurer                                  Timothy L. Vaill
                                           Chief Executive Officer


ATTEST:                               BOREL BANK & TRUST COMPANY


/s/ Emanuela M. Allgood               By:  /s/ Ronald G. Fick
-------------------------------            -------------------------------------
Secretary                                  Ronald G. Fick
                                           President and Chief Executive Officer

                                    EXHIBIT C

            LIST OF BANK SHAREHOLDERS SIGNING SHAREHOLDERS' AGREEMENT


Borel Bank and Trust Company Employee Stock Ownership Plan
Julia M. Baigent
James Chalmers
Richard M. DeLuna
Sherie S. Dodsworth
Harold A. Fick
Ronald G. Fick
Carroll D. Gregory
Oscar E. Lopez-Guerra
Miller Ream
James R. Tormey, Jr.
Thomas H. Vocker
William W. Abraham
Emanuela M. Allgood
Barbara L. Evers
Carol J. Olson
Lawrence M. Russell